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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Invitation to 2016 Annual Meeting

April 28, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation (the "Company"), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, June 9, 2016, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2016 Annual Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Glen A. Messina
President and Chief Executive Officer

Notice of 2016 Annual Meeting

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

To Our Stockholders:

The 2016 Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Thursday, June 9, 2016, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

  1.
  To elect seven directors, each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016;

  3.
  To conduct an advisory vote to approve the compensation of our named executive officers; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 31, 2016 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

Date: April 28, 2016

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY  MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE  HELD ON JUNE 9, 2016

THIS NOTICE OF 2016 ANNUAL MEETING, PROXY STATEMENT AND 2015 ANNUAL
REPORT IS AVAILABLE ON THE INTERNET AT HTTP://WWW.PROXYVOTE.COM.

Proxy Statement for the 2016 Annual Meeting of Stockholders

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2016 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, June 9, 2016, at 10:00 a.m., local time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2016 Annual Meeting.

This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 28, 2016. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Wednesday, June 8, 2016, in accordance with the instructions on the enclosed proxy card or vote instruction form. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

  1.
  Proposal 1:  FOR the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Glen A. Messina, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the "Director Election Proposal");

  2.
  Proposal 2:  FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (the "Ratification of Auditors Proposal");

  3.
  Proposal 3:  FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S K (the "Say on Pay Vote"); and

  4.
  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, "FOR" THE RATIFICATION OF AUDITORS PROPOSAL, AND "FOR" THE SAY ON PAY VOTE.

2 2016 PROXY STATEMENT

2016 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE 2016 ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to cast your vote at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation, a Maryland corporation ("we," "our," "us," "PHH" or the "Company"), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2016 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2016 (the "2015 Annual Report"), and the enclosed proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 28, 2016.

When and where is the Annual Meeting going to be held?

The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Thursday, June 9, 2016, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2016 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Ratification of Auditors Proposal and (3) the Say on Pay Vote.

What are the Board's recommendations for how I should vote my shares?

The Board recommends that you vote your shares as follows:

      •
      Proposal 1: FOR the election of each of Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Glen A. Messina, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

      •
      Proposal 2: FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

      •
      Proposal 3: FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on March 31, 2016, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

2016 PROXY STATEMENT 3

2016 ANNUAL MEETING

Do I need an admission ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, March 31, 2016, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 53,517,260 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

53,517,260 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

      •
      Proposal 1—Director Election Proposal:    Directors are elected by a plurality of all of the votes cast by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Accordingly, the seven candidates with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

      Under our Corporate Governance Guidelines, a director that fails to receive more votes cast "for" than "against" his or her election or re election is expected to tender his or her resignation from the Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director's resignation and to submit such recommendation for prompt consideration by the Board. Under our Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee and the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation.

4 2016 PROXY STATEMENT

2016 ANNUAL MEETING
      •
      Proposal 2—Ratification of Auditors Proposal:    Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

      •
      Proposal 3—Say on Pay Vote:    Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K requires the affirmative vote of a majority of all of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

      •
      Other business:    All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast on the proposal and will have no effect on the outcome of the vote.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the "NYSE"), a nominee does not have discretionary voting power with respect to "non-routine" matters.

"Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

2016 PROXY STATEMENT 5

2016 ANNUAL MEETING

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

Vote by Telephone:

You can vote your shares by
calling the toll-free number
indicated on your proxy card
using a touch-tone telephone
24 hours a day. Easy-to-follow
voice prompts enable you to
vote your shares and confirm
that your voting instructions
have been properly recorded.
If you are a beneficial owner,
or you hold your shares in
"street name," please check
your vote instruction form or
contact your bank, broker or
other nominee to determine
whether you will be able to
vote by telephone.

Vote by Internet:

You can also vote via the
Internet by following the
instructions on your proxy
card. The website address for
Internet voting is indicated
on your proxy card. Internet
voting is also available 24
hours per day. If you are
a beneficial owner, or you
hold your shares in "street
name," please check your
vote instruction form or
contact your bank, broker or
other nominee to determine
whether you will be able to
vote via the Internet.

Vote by Mail:

If you choose to vote by
mail, complete, sign, date
and return your proxy card
in the postage-paid envelope
provided. Please promptly
mail your proxy card to ensure
that it is received on or before
June 8, 2016.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on June 8, 2016.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name," you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Could other matters be decided at the Annual Meeting?

The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

What if I vote for some but not all of the proposals?

Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Ratification of Auditors Proposal, and the Say on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

6 2016 PROXY STATEMENT

2016 ANNUAL MEETING
      •
      FOR the Director Election Proposal;

      •
      FOR the Ratification of Auditors Proposal;

      •
      FOR the Say on Pay Vote; and

      •
      At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

How can I access the proxy materials and 2015 Annual Report electronically?

Copies of the Notice of 2016 Annual Meeting, Proxy Statement and 2015 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics & Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee and Finance, Compliance & Risk Management Committee, are also available without charge to stockholders on our corporate website at www.phh.com under the heading "Investors—Corporate Governance" or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

2016 PROXY STATEMENT 7

PROPOSAL 1 — DIRECTOR ELECTION

Proposal 1 — Director Election Proposal

PROPOSAL SUMMARY AND RECOMMENDATION

The Board has nominated for election as directors at the Annual Meeting Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Glen A. Messina, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR the foregoing nominees or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Articles of Amendment and Restatement, as amended through June 12, 2013, and Amended and Restated By-Laws, as amended through December 7, 2015 (the "By-Laws").

Mr. Allan Z. Loren and Mr. Gregory J. Parseghian, each of whom has served on our Board since 2009, will retire from the Board immediately prior to the commencement of the Annual Meeting. On April 28, 2016, the Board took action pursuant to Section 2.02 of the Company's By-Laws to reduce the number of directors constituting the entire Board to seven directors, with such reduction in the size of the Board being effective immediately following the retirement of Messrs. Loren and Parseghian immediately prior to the commencement of the Annual Meeting.

    RECOMMENDATION: THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD.

8 2016 PROXY STATEMENT

PROPOSAL 1 — DIRECTOR ELECTION

BOARD OF DIRECTORS

During 2015, our Board held fourteen meetings. Each incumbent director and director nominee attended at least 75% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend Board meetings, meetings of the Committees upon which they serve and meetings of our stockholders absent exceptional cause. Eight of our nine directors that were serving as directors on May 21, 2015 attended the 2015 Annual Meeting of Stockholders held on that date.

Nominees to Serve as Directors - Term Expires in 2017

Jane D. Carlin Age 60 Director, since September 12, 2012	Ms. Carlin currently serves as President of Jane Carlin Consulting, LLC and as a director of iShares Inc. and iShares Trust. Ms. Carlin served as a director of Astoria Financial Corporation and its wholly owned subsidiary, Astoria Bank, from January 2014 until February 2015. Ms. Carlin previously served as a Managing Director and Global Head of Operational Risk, Business Continuity Planning, Information Security and New Product Approvals of the Morgan Stanley Group from 2006 until 2012. Ms. Carlin also served as Chairperson of the Financial Services Sector Coordinating Counsel for Critical Infrastructure Protection and Homeland Security from 2010 until 2012 and as Vice Chair from 2009 until 2010. From 2003 to 2006, she was with Credit Suisse Group as Managing Director and Global Head of Credit Suisse's Operational Risk Oversight Department. From 1987 until 2003, Ms. Carlin held a series of progressively responsible positions at the Morgan Stanley Group, including Managing Director, Deputy General Counsel and Head of Legal for Global Sales and Trading. Ms. Carlin's investment banking and financial services industry experience led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.
James O. Egan Age 67 Non-Executive Chairman of the Board; Director, since March 30, 2009
Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner in charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start ups to Fortune 500 public companies operating across numerous industries, including twenty five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. Mr. Egan also currently serves as a director of New York & Company, Inc. Mr. Egan's broad business, strategic, operational, financial, M&A and private equity experience led to a conclusion that it is appropriate that he be nominated to stand for re- election as a director.
2016 PROXY STATEMENT 9

PROPOSAL 1 — DIRECTOR ELECTION

Thomas P. Gibbons Age 59 Director, since July 1, 2011
Mr. Gibbons currently serves as a Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation and BNY Mellon, N.A. Mr. Gibbons served as Chief Risk Officer of BNY Mellon from July 2007 to July 2008. Prior to the merger of The Bank of New York with Mellon Financial Corporation, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc. from September 2006 until June 2007, and in various other capacities at The Bank of New York Company, Inc. since 1986. Mr. Gibbons currently serves on the Board of Managers of ConvergEx Holdings, LLC and is on the advisory board of Wake Forest University's Business School. Mr. Gibbons' senior financial management and leadership experience in the financial services industry led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.
Glen A. Messina Age 54 President and Chief Executive Officer; Director, since January 3, 2012
Mr. Messina served as our Chief Operating Officer from July 2011 to December 2011. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company ("GE") most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011. Previously, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies from 2007 to 2008 and Chief Financial Officer of GE Equipment Services from 2002 to 2007. Prior thereto, Mr. Messina served in various other senior level positions at GE including, at GE Capital Mortgage Corporation, Chief Executive Officer from 1998 to 2000 and Chief Financial Officer from 1996 to 1998. Mr. Messina's position as our President and Chief Executive Officer and his operational and leadership experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.
Charles P. Pizzi Age 65 Director, since January 26, 2012
Mr. Pizzi was a member of the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011 and served as its Chairman from 2010 through 2011. He served as the President and Chief Executive Officer of Tasty Baking Company from 2002 until its merger with Flowers Foods, Inc. in 2011. From 1989 to 2002, Mr. Pizzi was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. Mr. Pizzi currently serves on the boards of Brandywine Realty Trust, AlliedBarton Security Services LLC, Independence Blue Cross, Pennsylvania Real Estate Investment Trust, FS Energy & Power Fund, FS Global Credit Opportunities Fund, WHYY, Inc. and Drexel University. Mr. Pizzi holds a B.S. in Business Administration from LaSalle University and an M.S. from the University of Pennsylvania. Mr. Pizzi's operational and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.
Deborah M. Reif Age 63 Director, since April 1, 2010
Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various risk roles of increasing scope and importance with GE Capital from 1971 through 2001. Ms. Reif's financial, risk management and relevant operational experience and leadership roles within a large, publicly traded global enterprise led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.
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Carroll R. Wetzel, Jr. Age 72 Director, since January 1, 2010
Mr. Wetzel previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non executive Chairman of the Board of Directors of Safety Components International from 2000 to 2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink's Home Security Holdings, Inc. from 2008 to 2010; as a director of The Brink's Company during 2008; and as director of Exide Technologies, Inc. from 2004 to 2015. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank, as co head of the Merger and Acquisition Group. He also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel's investment banking and financial services industry experience and his past service as a member of several other public company boards led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.
Directors Not Standing for Re-Election
Allan Z. Loren Age 77 Director, since June 10, 2009
Mr. Loren's term as a director will end effective with his retirement from the Board immediately prior to the commencement of the Annual Meeting. Mr. Loren currently serves as an executive coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves as a trustee on the Board of Trustees of Queens College, City University of New York. Mr. Loren previously served on the board of directors of Iron Mountain Inc., Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.).
Gregory J. Parseghian Age 55 Director, since June 10, 2009
Mr. Parseghian's term as a director will end effective with his retirement from the Board immediately prior to the commencement of the Annual Meeting. Mr. Parseghian is currently a private investor. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management, Salomon Brothers and Freddie Mac from 1982 through 2003. From 1996 through 2003, Mr. Parseghian served as Chief Investment Officer and subsequently as Chief Executive Officer of Freddie Mac. He previously served on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities.
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Independence of the Board of Directors

Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director's relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the "Independence Standards") and Section 303A of the NYSE's Listed Company Manual (the "NYSE Listing Standards"). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance." A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board's review, our Board has affirmatively determined that each of our current non-employee directors and director nominees is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Messina, who serves as a director and our Chief Executive Officer, is not an independent director. Accordingly, 89% of our current incumbent directors, and 86% of our director nominees standing for election at the Annual Meeting, are independent, representing more than two-thirds of our directors as required by our Corporate Governance Guidelines.

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COMMITTEES OF THE BOARD

The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee and Finance, Compliance & Risk Management Committee. Each standing committee consists solely of directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and our Independence Standards. Each standing committee operates pursuant to a written charter and a copy of each such committee's charter is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance." A copy of each such committee's charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Additionally, as discussed further below, on October 8, 2015 the Board established a temporary Special Committee, consisting of independent directors and Mr. Messina, our President and Chief Executive Officer.

Audit Committee

The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also oversees our corporate accounting and reporting practices by:

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      meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

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      appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

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      reviewing the internal audit plan; and

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      reviewing the scope, procedures and results of our audits.

The Audit Committee is currently comprised of Ms. Carlin and Messrs. Egan, Gibbons, Parseghian and Wetzel (Chair). Immediately following the Annual Meeting, the Audit Committee is intended to be comprised of Ms. Carlin and Messrs. Egan, Gibbons and Wetzel (Chair). Our Board has determined that Messrs. Egan and Gibbons qualify as "audit committee financial experts" within the meaning of applicable SEC rules and are independent directors under the Independence Standards and the NYSE Listing Standards. During 2015, the Audit Committee met eleven times and each incumbent member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee (the "HC&CC") determines and approves all elements of compensation for our senior management and our Chief Executive Officer (whose compensation is further subject to final approval by the Board), reviews and approves our compensation strategy, including the elements of total compensation for senior management, reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The HC&CC also assists us in reviewing and approving our management's succession planning for the Management Operating Committee and our stated compensation philosophy and strategy for all employees, and developing compensation and benefit strategies to attract, develop and retain qualified employees. See "Executive Compensation" for additional information regarding the process for the determination and consideration of executive compensation. The HC&CC is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors.

The HC&CC is currently comprised of, and immediately following the Annual Meeting is intended to be comprised of, Ms. Reif (Chair) and Messrs. Egan, Pizzi and Wetzel. During 2015, the HC&CC met ten times and each incumbent member of the HC&CC attended at least 75% of the meetings held by the HC&CC during the period in which each such member served as a member of the HC&CC.

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Corporate Governance Committee

The Corporate Governance Committee's responsibilities include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Ethics & Conduct, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see "Corporate Governance—Nomination Process and Qualifications for Director Nominees" below), evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us.

The Corporate Governance Committee is currently comprised of Ms. Reif and Messrs. Egan, Loren and Pizzi (Chair). Immediately following the Annual Meeting, the Corporate Governance Committee is intended to be comprised of Messrs. Egan, Pizzi (Chair) and Wetzel. During 2015, the Corporate Governance Committee met nine times and each incumbent member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance, Compliance & Risk Management Committee

The Finance, Compliance & Risk Management Committee (the "FCRMC") assists our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, and with the identification, review and reporting of significant issues with respect to our compliance management system, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The FCRMC also assists the Board, the Audit Committee and other Board Committees, as determined by the Board from time to time, with the oversight of significant regulatory and compliance matters.

The FCRMC is currently comprised of Messrs. Parseghian and Gibbons and Mses. Carlin and Reif and is co-chaired by Ms. Carlin and Mr. Parseghian. Immediately following the Annual Meeting, the FCRMC is intended to be comprised of Mses. Carlin (Chair) and Reif and Mr. Gibbons. During 2015, the FCRMC met eight times, and each incumbent member of the FCRMC attended at least 75% of the meetings held by the FCRMC during the period in which each such member served as a member of the FCRMC.

Special Committee

The temporary Special Committee was formed to assist the Board, the Audit Committee and other Board committees with the oversight of governance, audit, asset management, information security, business continuity and human capital initiatives relating to our information technology organization and systems that our or our clients' regulators have requested or expect direct Board oversight. The Special Committee is currently comprised of Mses. Carlin (Chair) and Reif and Messrs. Loren and Messina. Ms. Reif was appointed to the Special Committee on April 14, 2016, in anticipation of Mr. Loren's retirement from the Board effective immediately prior to the commencement of the Annual Meeting. Immediately following the Annual Meeting, the Special Committee is intended to be comprised of Mses. Carlin (Chair) and Reif and Mr. Messina. During 2015, the Special Committee met two times, and each incumbent member of the Special Committee attended all meetings held by the Special Committee during the period in which each such member served as a member of the Special Committee.

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CORPORATE GOVERNANCE

Board of Directors' Role in Risk Oversight

Our business and affairs are managed under the direction of the Board in accordance with our By-Laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor our risks and policies and procedures to ensure that risks undertaken by us are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, the Board has established four standing committees comprised of the Audit Committee, the HC&CC, the Corporate Governance Committee and the FCRMC, as well as the temporary Special Committee. Each committee regularly reports to the Board and is responsible for oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

As noted above, a primary purpose of the FCRMC is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The FCRMC regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk and Compliance Officer and Treasurer, the risks we face and management's plans and initiatives undertaken to mitigate such risks.

The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

The HC&CC has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us as described in more detail below under "Executive Compensation." The Board's compensation risk governance includes the HC&CC consulting with the Board's Audit Committee and FCRMC around compensation and risk. The FCRMC reviews the risk factors each year, and reviews program changes for these factors, consistent with its charter.

Board Leadership Structure

Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director since March 30, 2009. Mr. Egan currently serves as a member of the Audit Committee, Corporate Governance Committee and HC&CC.

In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to us and our stockholders as determined by the independent directors.

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Executive Sessions of Non-Management Directors

Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which to base the performance of the Chief Executive Officer and other senior executives, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

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      the responsibilities of the Board;

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      the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

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      Director duties, tenure, retirement and succession;

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      conduct of Board and Committee meetings; and

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      the selection and evaluation of the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance—Corporate Governance Guidelines." A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Ethics & Conduct

We are committed to conducting business ethically and in compliance with applicable laws, rules and regulations. In furtherance of this commitment, we promote ethical behavior and have adopted a Code of Business Ethics & Conduct (the "Code of Conduct") that is applicable to all of our directors, officers and employees. The Code of Conduct provides, among other things:

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      guidelines for our directors, officers and employees with respect to ethical handling of conflicts of interest, including special procedures covering related party transactions between us and members of our management operating committee or directors and their families, examples of the most common types of conflicts of interest that require disclosure (e.g., personal or family relationships with suppliers, vendors or contractors or a directors' service on other boards of directors) or that should be avoided altogether (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer's loyalty to us, obtaining outside employment with a competitor of ours, etc.);

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      restrictions on competition between us and our directors, officers and employees and the protection of all our proprietary and personal and confidential information in our possession;

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      a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all financial records must be maintained accurately and in accordance with appropriate controls;

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      a requirement to comply with all applicable laws, rules and regulations;

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      restrictions on insider trading by our directors, officers and employees;
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      •
      guidance providing resources for compliance with the Code of Conduct and promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons identified in the Code of Conduct, including information regarding our toll-free and anonymous Integrity hotline and secure website and our commitment to non-retaliation for reporting suspected violations of the Code of Conduct in good faith; and

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      disciplinary measures for violations of the Code of Conduct and any other applicable rules and regulations.

The Code of Conduct is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance—Code of Business Ethics & Conduct." We will post any amendments to the Code of Conduct, or waivers of its provisions with respect to our directors or executive officers, to our corporate website under the heading "Investors—Corporate Governance". A copy of the Code of Conduct is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

Our Board has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Financial Officers Code") that is applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Controller and other persons performing similar functions (the "Covered Officers"). The Financial Officers Code provides, among other things:

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      guidelines for our Covered Officers with respect to ethical handling of conflicts of interest, including procedures for handling any actual or apparent conflicts of interests;

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      a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific prohibition from misrepresenting, omitting or causing others to misrepresent or omit material facts about us in our financial reporting and disclosure process;

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      a requirement to comply with all applicable laws, rules and regulations;

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      guidance promoting prompt internal communication of any violations, whether actual or probable, of the Financial Officers Code to the Chief Risk and Compliance Officer; and

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      disciplinary measures for violations of the Code of Conduct or failure to adhere to the Financial Officers Code.

The Financial Officers Code is available on our corporate website at www.phh.com under the heading "Investors—Corporate Governance—Code of Ethics for CEO and SFOs." We will post any amendments to the Financial Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading "Investors—Corporate Governance." A copy of the Financial Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board's criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board's Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board's ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity,

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the Corporate Governance Committee considers general principles of diversity in the broadest sense and seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds, experiences and perspectives that will enhance the quality of the Board's deliberations and oversight of our business.

The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee's assessment of director nominees includes an examination of whether the individual is independent and whether the individual's service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

Our By-Laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our By-Laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either at an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

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      in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and

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      in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

The stockholder's notice to our Corporate Secretary must be in writing and include the information set forth in Section 1.10 of our By-Laws. Such notice must be accompanied by a written consent to be named as a nominee and to serve as a director if elected, signed by each person whom the stockholder proposes to nominate for election as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our By-Laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our By-Laws.

Communication with Non-Management Directors

In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board's responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to its' charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Code of Conduct and Financial Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Code of Conduct requires that any relationship that appears to create a conflict of interest must be promptly disclosed to our General Counsel or the Chairman of the Corporate Governance Committee, who will refer the matter, if appropriate, to the Corporate Governance Committee for further review.

See "Corporate Governance—Code of Business Ethics & Conduct" and "Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers" above for more information.

  TRANSACTIONS WITH BNY MELLON

  Thomas P. Gibbons, who has served as one of our directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation, The Bank of New York Mellon, and BNY Mellon, N.A. (collectively, together with their respective affiliates, "BNY Mellon"). We have certain relationships and engage in various transactions with BNY Mellon, including financial services, commercial banking and other transactions. During the year ending December 31, 2015, BNY Mellon functioned, and continues to function, as the custodian for our loan files and as the indenture trustee in respect of certain of our outstanding debt obligations. We also execute forward loan sales agreements with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms substantially the same as those prevailing at the time for comparable transactions. The fees paid by us to BNY Mellon during the year ended December 31, 2015, aggregated approximately $4.5 million, or less than 0.03% of BNY Mellon's gross revenues for the year ended December 31, 2015. The Board has determined that Mr. Gibbons is an independent director within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

  INDEMNIFICATION AGREEMENTS

  We have entered into indemnification agreements with each of our directors and certain of our officers, including our President and Chief Executive Officer, Mr. Messina. Pursuant to such indemnification agreements, we have agreed to indemnify and advance expenses and costs incurred by each such director or officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of us.

  CONSUMER CREDIT LOANS IN THE ORDINARY COURSE OF BUSINESS

  One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

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DIRECTOR COMPENSATION

The HC&CC is responsible for the annual review of the PHH Corporation Equity Compensation Program for Non-Employee Directors ("Non-Employee Director Compensation Program" or "Program"), which is based on a number of variables, including market practice, workload and peer company benchmark data. Consistent with its charter, the HC&CC makes recommendations to the Board for its approval regarding the design of the Program and any changes to non-employee director compensation when appropriate. Our Non-Employee Director Compensation Program aligns our non-employee directors' interests with those of our shareholders by compensating non-employee directors with a mix of cash and equity to focus them on sustainable, long-term shareholder value creation and to provide market competitive compensation for their Board service.

The Program, which was approved by the Board effective January 1, 2015, provides for equity grants pursuant to the shareholder approved PHH Corporation 2014 Equity and Incentive Plan ("2014 EIP") and includes an annual equity grant as of the date of the annual meeting of stockholders. The equity grant covers approximately 60% of each director's applicable Board retainer, while the remainder of the retainer and all committee stipends are paid in cash. Non-employee directors may elect to receive the equity portion of their retainer in the form of restricted stock units ("Director RSUs") or common stock in order to provide flexibility in timing associated with taxable income.

The amounts of the non-executive Chairman of the Board retainer, the Board member retainer and Committee member stipends remain unchanged from 2014. However, beginning January 1, 2015, committee stipends were paid 100% in cash.

The cash portion of director fees are paid, and the annual equity grant under the Program vests, in arrears in four equal installments, with three installments vesting on the last day of the first three full calendar quarters commencing after the grant date and the fourth installment vesting on the day before the annual meeting of stockholders in the year following the grant, in each case subject to continuing Board service on the applicable vesting date.

During 2015, equity compensation awarded to non-employee directors for service attributable to the first and second calendar quarters of 2015 (during the term running from the 2014 annual meeting of stockholders to the 2015 annual meeting of stockholders) was paid, at the election of the director, as shares of common stock or Director RSUs, and vested on March 31, 2015 and June 30, 2015, respectively. The annual equity grant for the term running from the 2015 annual meeting of stockholders to the 2016 Annual Meeting was made on May 21, 2015 and the first two installments vested on September 30, 2015 and December 31, 2015.

Furthermore, the cash portion of the non-employee director retainer fee and committee stipends were also paid for service attributed to the first and second calendar quarters at this same time.

We do not maintain a retirement plan for non-employee directors. Non-employee directors did not receive any other form of compensation for 2015 other than as described herein. The Company reimburses Board members for related business expenses, including costs of travel, food and lodging incurred in attending Board, committee and shareholder meetings.

20 2016 PROXY STATEMENT

PROPOSAL 1 — DIRECTOR ELECTION
COMPONENTS OF NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

The Program provides for annual compensation to be paid to non-employee directors through a combination of cash and equity, as described in the following table:

Compensation Element	Form of Payment	Compensation Type	Amount ($)

Board Retainer	Delivered approximately 60% in equity and the balance in cash	Non-Employee Chairman of the Board	295,000	(1)
		Non-Employee Director	220,000	(2)

Committee Stipend	Delivered 100% in cash	Audit Committee Chair	25,000
		Audit Committee Member	15,000
		HC&CC Chair	25,000
		HC&CC Member	15,000
		Corporate Governance Committee Chair	10,000
		Corporate Governance Committee Member	8,000
		FCRMC Co-Chair(3)	25,000
		FCRMC Member	15,000
		Special Committee Chair	25,000	(4)
		Special Committee Member	15,000	(4)

(1)
The non-executive chairman of the Board receives an annual retainer of $75,000 more than other non-employee directors. Accordingly, for the 2015-2016 term, Chairman Egan was paid $113,977 in cash and was granted Director RSUs with an aggregate grant date fair value of $181,010.

(2)
For the 2015-2016 term, the retainer for each director other than Chairman Egan consists of $85,000 paid in cash and Director RSUs or common stock with an aggregate grant date fair value of $134,980.

(3)
Effective January 1, 2015, the Board approved termination of the Regulatory Oversight Committee and reconstitution of the Finance and Risk Management Committee to include the responsibilities of the Regulatory
Oversight Committee, renaming it the Finance, Compliance & Risk Management Committee. Given the expanded scope of its oversight, the FCRMC is led by co-chairs, and the HC&CC recommended and the Board approved an annual $25,000 stipend for each co-chair.

(4)
For 2015, this retainer was pro-rated based from November 1, 2015, the date upon which the Board approved compensation for the Special Committee, which is more fully discussed in the "Committees of the Board"
section of this Proxy Statement.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation paid to, or earned by, each of our non-employee directors during 2015.

Name	Committee Membership as of December 31, 2015	Fees Earned or Paid In Cash ($)	Stock Awards(1) ($)	Total ($)

Jane D. Carlin	Audit; FCRMC (Co-Chair); Special Committee (Chair)	129,450	202,456	331,906
James O. Egan Chairman of the Board	Audit; Corporate Governance; HC&CC	152,009	271,496	423,505
Thomas P. Gibbons	Audit; FCRMC	115,034	202,456	317,490
Allan Z. Loren	Corporate Governance; Special Committee	95,683	202,456	298,139
Gregory J. Parseghian	Audit; FCRMC (Co-Chair)	125,034	202,456	327,490
Charles P. Pizzi	Corporate Governance (Chair); HC&CC	110,034	202,456	312,490
Deborah M. Reif	Corporate Governance; FCRMC; HC&CC (Chair)	133,034	202,456	335,490
Carroll R. Wetzel, Jr.	Audit (Chair); HC&CC	125,034	202,456	327,490

(1)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718")
for awards granted during our 2015 fiscal year, not the actual amounts paid to or realized by our independent directors during our 2015 fiscal year. As detailed below, the value reflected in this column includes the quarterly equity grants made on March 31, 2015, and June 30, 2015, attributable to Board service from January 1, 2015 through the date immediately preceding the 2015 annual meeting of stockholders as well as the entire value of the annual grant attributable to Board service from the date of the 2015 annual meeting of stockholders through the date immediately preceding the 2016 Annual Meeting. Pursuant to ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant. See also Note 16, "Stock Based Compensation" in the Notes to Consolidated Financial Statements included in the 2015 Annual Report for the assumptions used in calculating our equity based compensation expense.
2016 PROXY STATEMENT 21

PROPOSAL 1 — DIRECTOR ELECTION
DIRECTOR EQUITY GRANTS

The following table sets forth the grant date fair value computed in accordance with ASC 718 of each equity award made to non-employee directors during 2015 and the aggregate number of PHH shares that each director beneficially owned as of December 31, 2015.

	GRANT DATE FAIR VALUE

Vesting Period	Q1 2015	Q2 2015	Q3/Q4 2015, Q1/Q2 2016

Name	March 31, 2015(1) ($)	June 30, 2015(2) ($)	May 21, 2015(3) ($)	Total ($)	Units Vested in 2015(4) (#)	Unvested Units as of December 31, 2015 (#)

Jane D. Carlin	33,741	33,735	134,980	202,456	5,143	2,452
James O. Egan	45,246	45,240	181,010	271,496	6,897	3,288
Thomas P. Gibbons	33,741	33,735	134,980	202,456	5,143	2,452
Allan Z. Loren	33,741	33,735	134,980	202,456	5,143	2,452
Gregory J. Parseghian	33,741	33,735	134,980	202,456	5,143	2,452
Charles P. Pizzi	33,741	33,735	134,980	202,456	5,143	2,452
Deborah M. Reif	33,741	33,735	134,980	202,456	5,143	2,452
Carroll R. Wetzel, Jr.	33,741	33,735	134,980	202,456	5,143	2,452

(1)
Equity award granted and vested on March 31, 2015 as compensation for first quarter 2015 Board service.

(2)
Equity award granted and vested on June 30, 2015 as compensation for second quarter 2015 Board service.

(3)
Equity award granted pursuant to the Program on May 21, 2015 that vests in four equal installments on September 30, 2015,
December 31, 2015, March 31, 2016 and June 8, 2016, subject to continuing Board service on the applicable vesting date.

(4)
With the exception of Mr. Parseghian, all non-employee directors elected to have equity awards vesting in 2015 delivered as
Director RSUs with settlement deferred until termination from service from the Board.

We have never provided stock option awards to our non-employee directors; therefore there were no option awards outstanding at December 31, 2015 for any of the above listed directors.

Non-Employee Director and Employee Share Ownership and Retention Policy

To align non-employee directors and employees with regard to their ability to sell equity, non-employee directors are required to retain net shares, including vested and unvested Director RSUs, equal to five times the annual cash retainer, consistent with the terms of the Non-Employee Director and Employee Share Ownership and Retention Policy, which became effective November 7, 2014. Pursuant to that policy, non-employee directors are permitted to sell accumulated equity so long as their share retention requirements are met and only when consistent with applicable securities law and Company trading policies. As of January 4, 2016, all non-employee directors were in compliance with this ownership and retention policy. In addition, our Policy Prohibiting Pledging and/or Hedging of PHH Corporation Securities, which became effective January 24, 2013, prohibits our non-employee directors from pledging Company securities as collateral for a loan, holding Company securities in a margin account or engaging in any hedging transactions with respect to the Company's securities.

22 2016 PROXY STATEMENT

PROPOSAL 2 — RATIFICATION OF AUDITORS

Proposal 2 — Ratification of Auditors Proposal

PROPOSAL SUMMARY AND RECOMMENDATION

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2016, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

    RECOMMENDATION:    THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF AUDITORS PROPOSAL. UNLESS MARKED TO THE CONTRARY, VALID PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE RATIFICATION OF AUDITORS PROPOSAL.

2016 PROXY STATEMENT 23

PROPOSAL 2 — RATIFICATION OF AUDITORS

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the "Independent Auditor"). The Audit Committee has adopted a pre- approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2015 and 2014, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee.

Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates. All fees and services were approved in accordance with the Audit Committee's pre-approval policy.

	YEAR ENDED DECEMBER 31,
Fees by Type	2015	2014

	(in millions)
Audit fees	$2.4	$3.4

Audit-related fees[1]	0.3	1.8

Tax fees	0.6	0.2

All other fees	0.0	0.0

TOTAL	$3.3	$5.4

(1)
For 2014, amounts primarily related to fees for audit services performed in connection with the disposal of our Fleet business, for which PHH was partially reimbursed by the acquirer.

Audit Fees.  Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings. The decrease in audit fees from 2014 was primarily a result of a reduction in fees for the Company after the disposal of the Fleet business.

Audit Related Fees.  Audit-related fees primarily relate to fees for (i) consultations as to the accounting or disclosure treatment of contemplated or executed transactions and (ii) service auditor reports on internal controls. For 2014, audit-related fees primarily related to fees for services completed in connection with the disposal of the Fleet business and fees for services related to agreed-upon procedures.

Tax Fees.  Tax fees related to tax compliance, tax advice and tax planning. During 2015, additional fees were incurred related to providing tax compliance services that were not provided in 2014.

All Other Fees.  The aggregate fees billed for all other services during the years ended December 31, 2015 and 2014 were not significant.

24 2016 PROXY STATEMENT

PROPOSAL 2 — RATIFICATION OF AUDITORS

AUDIT COMMITTEE REPORT

The Audit Committee is a standing committee of the Board of Directors of the Company that is comprised solely of non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and the Company's Independence Standards. The Audit Committee operates pursuant to a written charter that is available at www.phh.com under the heading "Investors—Corporate Governance" and is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. See "Committees of the Board—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

The Company's management is responsible for the preparation of the Company's consolidated financial statements. In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2015, the Audit Committee:

      •
      Reviewed and discussed the Company's audited consolidated financial statements with management;

      •
      Discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"); and

      •
      Received the written disclosures and the letter from Deloitte & Touche LLP required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, on February 24, 2016 the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Date: April 14, 2016
Audit Committee of the Board of Directors
Carroll R. Wetzel, Jr. (Chair) Jane D. Carlin James O. Egan Thomas P. Gibbons Gregory J. Parseghian
2016 PROXY STATEMENT 25

PROPOSAL 3 — SAY ON PAY VOTE

Proposal 3 — Say on Pay Vote

PROPOSAL SUMMARY AND RECOMMENDATION

In accordance with Section 14A of the Exchange Act and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the HC&CC so that such voting results may be taken into consideration in connection with future executive compensation decisions.

    RECOMMENDATION: THE BOARD RECOMMENDS A VOTE "FOR" THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE SAY ON PAY VOTE.

26 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015.

Date: April 14, 2016
Human Capital and Compensation Committee of the Board of Directors Deborah M. Reif (Chair) James O. Egan Charles P. Pizzi Carroll R. Wetzel, Jr.
2016 PROXY STATEMENT 27

PROPOSAL 3 — SAY ON PAY VOTE

EXECUTIVE OFFICERS

Named executive officers as of April 28, 2016, and ages of such officers at December 31, 2015, were as follows:

Glen A. Messina Age 54 President and Chief Executive Officer, since January 2012	For Mr. Messina's biographical information, see "Proposal 1—Director Election Proposal—Board of Directors".
Robert B. Crowl Age 52 Executive Vice President and Chief Financial Officer, since May 2012
Prior to joining PHH, from March 2010 to April 2012 Mr. Crowl served as Executive Vice President and CFO at Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. Prior to that, from November 1998 to March 2009 Mr. Crowl spent more than 10 years at National City Corporation serving most recently as Executive Vice President and Chief Operating Officer of National City Mortgage. Additionally, during his tenure at National City, Mr. Crowl held various other senior level positions including Senior Vice President and Corporate Comptroller and Senior Vice President of Asset/Liability.
William F. Brown Age 58 Senior Vice President, General Counsel and Secretary, since February 2005
In November 1985, Mr. Brown joined PHH's former fleet management services company and has held numerous positions at PHH companies at varying levels since that time. In 1997, Mr. Brown became Vice President and General Counsel of PHH's mortgage company and served as Senior Vice President and General Counsel of PHH Mortgage Corporation from June 1999 to February 2011.
Kathryn M. Ruggieri Age 62 Senior Vice President, Chief Human Resources Officer, since January 2013
From June 2010 through December 2012, Ms. Ruggieri served as our Vice President of Talent Management and Organization Effectiveness. Prior to joining PHH, Ms. Ruggieri served as Vice President of Talent Management and Organizational Development at Drexel University from September 2006 through July 2009. From July 2005 through August 2006, Ms. Ruggieri served as Director of Organizational Development at MedQuist. Earlier in her career, Ms. Ruggieri served as Vice President of Executive Development and Diversity for Unisys Corporation.
Leith W. Kaplan Age 46 Senior Vice President, Chief Risk and Compliance Officer, since July 2014
From July 2011 through June 2014, Mr. Kaplan served as our Chief Ethics and Compliance Officer. Prior to that, from February 2005 through August 2011, he served as Vice President, Legal at PHH Corporation. Prior to joining PHH, Mr. Kaplan served as Vice President and General Counsel of Aluminum Shapes LLC, a privately held group of manufacturing and distribution company, from January 1999 until February 2005. From September 1994 until December 1998, Mr. Kaplan practiced law at the firm of Blank Rome LLP.
28 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In the Compensation Discussion and Analysis section, we provide an overview of our performance and the business environment during 2015, followed by a description of the components of our executive compensation program for our aforementioned Named Executive Officers, or "NEOs," whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

Named Executive Officers

      •
      Glen A. Messina, President and Chief Executive Officer, PHH Corporation and PHH Mortgage

      •
      Robert B. Crowl, Executive Vice President and Chief Financial Officer, PHH Corporation

      •
      William F. Brown, Senior Vice President, General Counsel and Secretary, PHH Corporation

      •
      Kathryn M. Ruggieri, Senior Vice President and Chief Human Resources Officer, PHH Corporation

      •
      Leith W. Kaplan, Senior Vice President and Chief Risk and Compliance Officer, PHH Corporation

An overview of our executive compensation philosophy and our executive compensation program is included, as well as an explanation of how and why the HC&CC arrived at specific compensation policies and its decisions involving the NEOs.

2015 Business Environment

In 2015, we made considerable progress executing on our strategic priorities by re-engineering our business, renegotiating our private label client agreements, reducing interest expense related to our unsecured debt and returning capital to shareholders. These collective actions, after consideration of negative mark-to-market adjustments on our mortgage servicing rights, investments in re-engineering and growth initiatives and provisions for legal and regulatory reserves, led to a significant improvement in our financial results in 2015 compared to 2014. Our specific accomplishments in 2015 included the following:

      •
      In the fourth quarter of 2015, we completed amendments to our private label services contracts, which result in more favorable economics.

      •
      We substantially completed our cost reduction actions intended to generate up to $150 million in annualized operating benefits. These expense actions focused on our organizational structure redesign, facilities management, implementing process improvements in both origination and servicing operations and consolidating our vendor relationships.

      •
      We retired $250 million of aggregate principal of our 6.0% convertible notes due 2017, resulting in $32 million of annual interest savings, and retired a total of $680 million of unsecured debt since the disposition of the Fleet business in July 2014.

      •
      We completed our $200 million accelerated share repurchase programs in the first quarter, and in the fourth quarter, we began executing $100 million of open market share repurchases, which were completed in January 2016.
2016 PROXY STATEMENT 29

PROPOSAL 3 — SAY ON PAY VOTE

While we are pleased with the accomplishments across the Company, we recognize that 2015 was not without challenges. The first half of the year benefited from lower mortgage interest rates and stronger refinance production volume, whereas rates increased over the second half of the year without a significant improvement in the results from our Servicing segment. We did not achieve our organic retail growth objectives and in February 2016 announced that we ceased organic retail expansion efforts outside of our PHH Home Loans, LLC joint venture. We lost market share in our Real Estate channel as a result of reduced loan officer staffing levels caused by the difficult recruiting environment, consolidating our regional origination and processing centers and exiting marketing services agreements. Furthermore, our private label clients did not participate in the market growth resulting from the increase in FHA lending in 2015.

In addition to growth challenges, we continued to experience an extremely demanding regulatory environment driving operational complexities and are experiencing double-digit cost inflation in compliance, process management and technology-related activities. We have been subject to increased vendor oversight obligations placed upon many of our private label clients by the Office of the Comptroller of the Currency, and unlike many other independent mortgage companies, we are a designated service provider under the Bank Services Company Act, which permits regulators of federal financial institutions to examine vendors, such as PHH, that provide outsourced services to such regulated financial institutions. Finally, the implementation of the TILA RESPA integrated disclosure regulations, or TRID, consumed significant cross functional resources, impacted closing cycle times across the industry and added ongoing cost and complexity to the closing process.

For a full discussion and overview of PHH's business during 2015 please refer to our 2015 Annual Report.

Executive Compensation Summary

Consistent with PHH's commitment to a pay for performance compensation philosophy, the aggregate compensation received by our NEOs in 2015 as set forth in the Summary Compensation Table below reflected a 58% decrease from 2014, which included, as more fully discussed in the "Total Compensation of our Chief Executive Officer" section below, a 52% decrease in the total compensation received by Mr. Messina, our President and Chief Executive Officer. This aggregate decrease in NEO compensation resulted primarily from lower payments under the Company's annual Management Incentive Plan ("MIP") in 2015 and from smaller grants of long-term incentive awards in 2015 than in 2014. In particular, as a result of PHH missing key financial and market share objectives, payments for the 2015 MIP were 22% of our NEOs' 2015 MIP target opportunity, reflecting a 91% decrease in MIP payments to NEOs as compared to 2014. Separately, because PHH failed to meet certain total shareholder return ("TSR") metrics, our NEOs forfeited one-third of the performance-restricted stock units ("PRSUs") granted in February 2015 under the Company's Long-Term Incentive Plan ("LTIP").

During 2015, the HC&CC did not increase the salary, MIP target opportunity or grant date fair value of LTIP awards for any of our NEOs. Additionally, to reinforce its pay for performance compensation philosophy, the HC&CC restructured the LTIP award from 50% performance-based and 50% time-based to 67% performance-based and 33% time-based, with the performance-based portion requiring, among other things, positive TSR before any portion of the award would be eligible to vest.

We believe the reduced MIP payments, and the forfeiture of LTIP awards as a result of the failure to meet TSR metrics, evidences the continuation of the Company's strong commitment to a pay for performance philosophy and an alignment of executive compensation with shareholder interests.

30 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

Compensation Philosophy and Structure

Our total rewards philosophy is to pay for performance, and is intended to align our compensation opportunity with sustainable long-term shareholder value creation. We structure our compensation to deliver on our philosophy, as follows:

      •
      PAY FOR PERFORMANCE:  We ensure that a significant portion of our NEOs' total direct compensation opportunity is in the form of variable pay linked to performance in the form of both annual MIP and LTIP awards. As a result of the performance metrics included in our executive compensation programs, and the mix of variable pay discussed below, our CEO's direct compensation decreased by more than 50% in 2015 compared to 2014.

      •
      PERSPECTIVES OF KEY EXTERNAL STAKEHOLDERS:  The HC&CC considers a number of perspectives to ensure our NEO compensation program continues to be market competitive, tax efficient and generally consistent with best practices, while remaining aligned with shareholder interests. For example, the HC&CC carefully considers the opinions provided by ISS and Glass Lewis in response to our Advisory "Say on Pay" recommendation, which last year garnered an approval rate of 83.9% of the votes casted. In addition, our senior management meets with shareholders throughout the year, creating an opportunity for shareholders to express concerns regarding the Company. The HC&CC believes this engagement with shareholders, as well as factoring in the input of shareholder advisory groups, in formulating the design of our programs disclosed in this Proxy Statement, are sound governance practices.

      •
      VARIABLE PAY:  We take a rigorous approach to set and review performance objectives and related compensation to ensure we are operating within our risk framework, and that appropriate controls are in place to monitor and assess performance. At the beginning of the year, the HC&CC reviews the proposed performance objectives for the CEO and our NEOs to ensure they are appropriate and align with short- and long-term objectives, including those contained in the Board approved business plan. At the end of the year, the HC&CC assesses the performance of the CEO and other NEOs against the pre-established performance objectives to determine each NEO's final performance achievement.

      •
      ALIGNMENT OF LONG-TERM INCENTIVE COMPENSATION TO TSR:  As mentioned previously, 67% of our LTIP award granted in 2015 consisted of PRSUs that require positive TSR for any vesting to occur, regardless of performance against any other metrics included in the award. We believe this requirement demonstrates our commitment to align executive compensation with shareholder interests.

      •
      PEER BENCHMARKING:  We benchmark the portion of NEO pay that is at-risk compared to others in our peer group. As shown in the chart below, the target mix of pay for our NEOs in 2015 generally aligns with the mix of pay of our peer group.
2016 PROXY STATEMENT 31

PROPOSAL 3 — SAY ON PAY VOTE
PAY MIX: TARGET TOTAL DIRECT COMPENSATION

	2015 PHH PAY MIX				2015 PEER GROUP PAY MIX
	Base Salary	Short-Term	Long-Term	Total Variable	Base Salary	Short-Term	Long-Term	Total Variable
Executive Officer				———				———

Glen A. Messina	20%	30%	50%	80%	31%	37%	32%	69%

Robert B. Crowl	30%	37%	33%	70%	36%	26%	38%	64%

William F. Brown	37%	32%	31%	63%	33%	29%	38%	67%

Kathryn M. Ruggieri	41%	31%	28%	59%	N/R	N/R	N/R	N/R

Leith W. Kaplan	46%	28%	26%	54%	28%	32%	40%	72%

   N/R = Not reported in Peer Group

      •
      MARKET COMPETITIVE PRACTICES:  The HC&CC used the following group of 18 publicly traded companies as the peer group to inform compensation decisions in 2015:

• Berkshire Hills Bancorp Inc.	• Nationstar Mortgage Holdings Inc.
• Brookline Bancorp, Inc.	• New York Community Bancorp Inc.
• Corelogic, Inc.	• Northwest Bancshares, Inc.
• Fidelity National Information Services, Inc.	• Ocwen Financial Corp.
• Genpact Ltd.	• Pennymac Financial Services
• Homestreet, Inc.	• Provident Financial Services, Inc.
• Impac Mortgage Holdings Inc.	• Radian Group Inc.
• Ladder Capital Corp	• Walter Investment Management Corp.
• MGIC Investment Corp.	• WSFS Financial Corp.

Compared to our peer group, as of December 31, 2015 the Company ranked in the 43rd percentile for revenue, the 51st percentile for market capitalization and the 56th percentile for number of employees.

In addition to peer group benchmarking data, the HC&CC examines market compensation data from independent compensation surveys, including Towers Watson, Mercer and McLagan, to ensure that compensation decisions are based on information that includes larger banking and financial institutions representative of the type of companies with which we compete for key talent. In particular, the HC&CC evaluates base salary, short- and long-term incentives and actual and target total compensation levels against survey data. This evaluation included the median and percentile ranges for each compensation component and for all compensation in the aggregate.

The HC&CC further reviews the realizable value of outstanding equity grants to analyze the pay for performance compensation opportunity to market data ranges. In doing so, the HC&CC determined that the total compensation opportunity for NEOs for 2015, including realizable value, was appropriate given the strong emphasis on performance-based compensation.

32 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE
      •
      PERIODIC REVIEW OF COMPENSATION COMPONENTS:  The HC&CC regularly examines each component of pay to ensure it remains relevant and appropriate.

      •
      2015 Base Salary.    Base salary is the principal fixed component of the total direct compensation of our NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual's performance and overall contributions. The HC&CC did not adjust NEO salaries during 2015.

      •
      2015 Annual MIP Opportunity and Award.    The MIP target opportunity, including the maximum payout level, is reviewed annually and includes an assessment of the scope and impact of each NEO's position. Consideration is also given to recent performance as well as the NEO's total cash opportunity against the market median total cash position of the peer group and other relevant market data.

      The HC&CC established target opportunities in March 2015. The opportunity of certain NEOs to earn a MIP award is conditioned upon, among other things, PHH meeting a performance goal of an enumerated minimum tangible book value per basic share on December 31, 2015. The HC&CC also reviewed the performance of the Company and its operating segments during 2015 against pre- established financial and strategic objectives set by the HC&CC. The HC&CC may apply negative discretion, if appropriate, to reduce the individual awards from levels otherwise funded based on Company performance. The NEOs' 2015 MIP awards were determined in March 2016.

      •
      2015 LTIP Awards.    In determining each NEO's LTIP opportunity, if any, the HC&CC considers the NEO's performance during the prior year and total direct compensation position of that NEO as compared to the total direct compensation opportunity in the market peer group at the time of grant. The LTIP award for NEOs in 2015 consisted of both PRSUs and time-vested restricted stock units ("RSUs"). The HC&CC granted the NEOs' LTIP awards in February and March 2015.
2016 PROXY STATEMENT 33

PROPOSAL 3 — SAY ON PAY VOTE

Key Governance Considerations in our Executive Compensation Programs

WHAT WE DO	WHAT WE DON'T DO

Pay for performance

Most of our NEOs' pay is at-risk and not guaranteed. We set clear and transparent financial goals with long-term incentive awards which include performance-based vesting conditions.

Discourage excessive risk taking

We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention requirements. We also conduct an annual risk assessment of our NEO compensation plans to ensure they do not promote excessive risk-taking.

Retain an independent compensation consultant

The HC&CC retained the services of Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), which does not provide any other services to PHH and reports directly to the Chair of the HC&CC. The HC&CC also relied on the services of Bryan Cave LLP to provide legal advice and counsel on select issues relating to equity incentive programs.

Caps on annual incentives and long-term awards

Our practice under the MIP is to provide for a maximum payout opportunity at 150% of the target incentive, absent exceptional and unusual circumstances, and our current equity and incentive plan limits maximum shares allowable to any individual at 2,500,000 during any 36 month period.

Share ownership and retention policy

NEOs who receive equity awards are prohibited from disposing of them other than to meet related tax obligations until they reach the ownership requirements of five times base salary for the CEO, four times base salary for the CFO, and three times base salary for other NEOs.

Limit the dilutive impact of equity based compensation to our NEOs

Burn rate for equity granted to NEOs in 2015 amounted to approximately 0.3% of basic shares outstanding as of December 31, 2015.

Annual Say on Pay vote

We have chosen to conduct the "Say on Pay" vote every year, as opposed to every three years.

Tax gross-ups

It is our policy to not provide tax gross-ups.

No option back-dating, re-pricing or reloading

We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise price that are below the closing price of PHH stock on date of grant.

No hedging or pledging

We prohibit hedging and/or pledging shares of our stock as collateral for loans or for other reasons by our directors and executive officers.

No enhanced retirement benefits

We do not use enhanced retirement formulas or include long-term incentives in pension calculations, nor do we have supplemental executive retirement plans.

No employment agreements

All executives are employed at will and are eligible for severance benefits under an HC&CC-approved severance plan.

No golden parachute payments

The provisions in our executive compensation programs for a termination without cause are designed to avoid excessive compensation payments as currently defined under section 280G of the Internal Revenue Code.

34 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

Parties Involved in the Corporate Governance of our Executive Compensation Programs

The governance of our executive compensation programs generally occurs through interaction of three groups: the HC&CC, management and the HC&CC's independent compensation consultant. On occasion, and as appropriate, the HC&CC may enlist the advice of independent counsel to the Board, or engage its own independent counsel specializing in executive and non-employee director compensation matters.

  ROLE OF THE HC&CC

  The HC&CC is responsible for overseeing the development and approval of our compensation and benefits policies and programs. The HC&CC, consisting of four independent directors, is responsible for the design, review and approval of all aspects of our executive compensation program. Among its duties, the HC&CC formulates recommendations to the Board for CEO compensation, and reviews and approves all compensation recommendations for the other NEOs. The HC&CC's review for NEOs also includes:

        •
        Approval of corporate incentive goals and objectives relevant to compensation;

        •
        Evaluation of individual performance results based on these goals and objectives;

        •
        Evaluation of the market competitiveness of each NEO's total compensation; and

        •
        Approval of any changes to compensation, including, but not limited to, base salary, annual and long-term incentive award opportunities, severance payments and retention programs.

  ROLE OF MANAGEMENT

  Our CEO makes recommendations to the HC&CC as it relates to the compensation of NEOs (other than himself). Our CEO provides an annual performance self-assessment to the HC&CC, but otherwise is not involved in deliberations relating to his own compensation.

  ROLE OF INDEPENDENT COMPENSATION CONSULTANT

  The primary role of Frederic W. Cook is to assist the HC&CC and the Board with the evaluation of our executive compensation programs. Frederic W. Cook serves as the independent compensation consultant to the HC&CC and does not provide any other services to PHH. During 2015, Frederic W. Cook performed a number of services for the HC&CC, including but not limited to reviewing and providing guidance on:

        •
        ISS and Glass-Lewis reports relating to the 2015 Proxy Statement;

        •
        design of the 2015 MIP and LTIP;

        •
        market competitiveness of the 2015 compensation opportunity for our NEOs;

        •
        the Company's peer group for purposes of informing compensation decisions;

        •
        market competitiveness of the Board's compensation program;

        •
        the HC&CC charter; and

        •
        responding to shareholder inquiries regarding our executive compensation program.
2016 PROXY STATEMENT 35

PROPOSAL 3 — SAY ON PAY VOTE

Base Salaries

Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive's position. The HC&CC made no adjustments to the salary of any NEOs during 2015, as current base salaries represent relative market competitive positioning, experience, tenure, performance and contributions to our success.

Executive Officer	2014 Annualized Base Salary, as of 12/31/2014	2015 Annualized Base Salary, as of 12/31/2015	Percent Change

Glen A. Messina	$950,000	$950,000	0%

Robert B. Crowl	$500,000	$500,000	0%

William F. Brown	$395,000	$395,000	0%

Kathryn M. Ruggieri	$355,000	$355,000	0%

Leith W. Kaplan	$300,000	$300,000	0%

2015 Management Incentive Plan

The MIP awards received by our NEOs in 2015 were designed to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code by requiring the Company's tangible book value per basic share to be at least $17.66 on December 31, 2015. If the goal was not met, the NEOs would not be eligible for a payment under the 2015 MIP. The Company's tangible book value per basic share on December 31, 2015 was $23.96, exceeding the performance target for the 2015 MIP.

Under the 162(m) performance goal, each of our NEOs could have received payments of up to 300% of their 2015 MIP target, subject to downward adjustment by the HC&CC based on its subjective judgment as well as its evaluation of performance against a variety of pre-established objectives. Each year, payment to NEOs under the MIP is evaluated on pre-established financial and strategic objectives. Consistent with this historical practice, those objectives could typically result in a MIP award with baseline funding of up to 150% of the target amount. The difference between the 150% maximum funding based on the pre-established objectives and the 300% maximum payment under the 162(m) performance goal is designed to give the HC&CC discretion to reward NEOs for extraordinary individual performance, while preserving tax deductibility.

Consistent with historical practice, in March 2015 the HC&CC approved the use of a select set of financial and strategic objectives for the Company that would be used to determine each NEO's MIP funding opportunity. For each of the four objectives described below, the HC&CC established a threshold, target and maximum achievement level.

      •
      If the threshold achievement level for an objective was not met, the NEOs would not receive any MIP funding opportunity with respect to that objective.

      •
      If the threshold achievement level for an objective was met but the target achievement level was not, the NEOs would receive a MIP funding opportunity of 50% of the MIP target for that objective.

      •
      If the target achievement level for an objective was met but the maximum achievement level was not, the NEOs would receive a MIP funding opportunity equal to the MIP target for that objective.

      •
      Finally, if the maximum achievement level for an objective was met, the NEOs would receive a MIP funding opportunity of 150% of the MIP target for that objective. Thus, as previously discussed, reaching the maximum achievement level for every objective could result in the NEOs receiving a MIP funding opportunity of 150% of the targeted amount.
36 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

The financial and strategic objectives used by the HC&CC to determine each NEO's MIP funding opportunity, and the Company's performance against those objectives, are as follows:

2015 MANAGEMENT INCENTIVE PLAN PERFORMANCE OBJECTIVES AND FUNDING

Objective	Description	Weight (% at Target)	Achievement Level	Funding Opportunity

2015 Adjusted EBITDA Before Notable Items	Measures earnings before interest, taxes, depreciation and amortization, excluding, among other things, (i) certain unrealized changes in fair value of the Company's mortgage servicing rights and related derivatives and (ii) notable items(1)	20%	Below Threshold	0%
Positive Core Earnings in 2nd half of 2015	Measures the Company's financial performance from continuing operations excluding (i) certain unrealized changes in fair value of the Company's mortgage servicing rights and related derivatives and (ii) notable items(1)	40%	Below Threshold	0%
Focused Growth Actions	Measures origination volume or market share over prescribed time period against target market share based on the average of Freddie Mac, FNMA, and MBA housing forecast	20%	Below Threshold	0%
Improve the speed, cost and quality of operations	Measures primarily (i) performance against client service level metrics and (ii) execution of IT infrastructure and software modernization projects against targeted budget and benefits	20%	Target	20%
TOTAL		100%	N/A	20%

(1)
Notable items include certain re-engineering costs, costs associated with the separation of the Fleet business, costs associated with evaluating strategic growth opportunities and loss or gain on sales of delinquent mortgage servicing rights.

The target achievement levels for the "2015 Adjusted EBITDA Before Notable Items" objective and the "Positive Core Earnings in 2nd half of 2015" objective were equal to the expected result for each such metric embedded in the Company's 2015 business plan at the time the MIP was approved, and the threshold and maximum achievement levels were 90% and 150%, respectively, of each such expected result. The target achievement level for the "Focused Growth Actions" objective was also equal to the expected origination volume and market share in the Company's 2015 business plan at the time the MIP was approved, while the target and maximum achievement levels were 75% and 125%, respectively, of such expected amounts. Finally, the "Improve the speed, cost and quality of operations" objective required a qualitative assessment by the HC&CC of the Company's level of achievement against productivity, defect rate, customer satisfaction and IT modernization goals.

The HC&CC believes that considering both Company and individual performance enables greater accountability and allows it to effectively assess the quality of performance and leadership demonstrated by each NEO. The HC&CC reviewed each NEO's leadership competencies and performance against individually communicated goals in order to arrive at the 2015 MIP award. With the exception of the CEO, the HC&CC approved 2015 MIP payments to each NEO in excess of the 20% baseline funding amount, based on performance as summarized below:

      •
      Mr. Crowl's MIP award was increased 15% from baseline funding (or 3% of his MIP target) as a result of his leadership in connection with the execution of critical initiatives such as re-engineering actions, fleet separation activities and capital allocation and liability management strategy.

      •
      Mr. Brown's MIP award was increased 5% from baseline funding (or 1% of his MIP target) as a result of meeting or exceeding his objectives relative to the Legal function's budget, support on risk and compliance matters and PLS renegotiations.

      •
      Ms. Ruggieri's MIP award was increased 30% from baseline funding (or 6% of her MIP target) as a result of demonstrating strong leadership and results against Company-wide initiatives, including re-engineering, talent assessments and organizational design and cost reduction and process enhancement efforts within the Human Resources function.

      •
      Mr. Kaplan's MIP award was increased 30% from baseline funding (or 6% of his MIP target) as a result of strong leadership during his first full year in an expanded role, a time during which the Company was subject to increasing and ongoing regulatory demands and scrutiny. He also led the Company's efforts to bolster quality assurance and controls in connection with the implementation of TRID.
2016 PROXY STATEMENT 37

PROPOSAL 3 — SAY ON PAY VOTE

In summary, the HC&CC approved the following MIP payments for 2015 performance:

Executive Officer	2015 MIP Target	Actual Award for 2015 Performance	% of 2015 MIP Target Awarded

Glen A. Messina	$1,425,000	$285,000	20%

Robert B. Crowl	$625,000	$143,750	23%

William F. Brown	$335,750	$70,508	21%

Kathryn M. Ruggieri	$266,250	$69,225	26%

Leith W. Kaplan	$180,000	$46,800	26%

Long-Term Incentive Awards Granted in 2015

Consistent with the Company's pay for performance philosophy, in the first quarter or 2015, the HC&CC approved a long-term incentive award for NEOs under the 2014 EIP that includes both PRSUs and RSUs. These awards are designed to drive both long- and short-term performance over a three year period.

The HC&CC considers equity-based awards to our NEOs as an appropriate and effective method of retaining key executive talent and aligning their interests with the interests of our shareholders. Eligibility for equity-based awards, the number of shares underlying each award, and the terms and conditions of each award are determined by the HC&CC upon consultation with management and the HC&CC's compensation consultant. In granting equity awards, the HC&CC considers several factors, including, but not limited to, total compensation relative to our peer group, the mix of performance and time-vested compensation, the applicable NEO's demonstrated performance and leadership and the criticality of the role.

PERFORMANCE-RESTRICTED STOCK UNITS

PRSUs comprise two-thirds of the units granted under award. Subject to the participant's continuous service with the Company and subject to other key provisions in the defined events described below, the award settles on December 31, 2017. Specifically, performance is measured at the end of one-, two- and three-year periods, each beginning January 1, 2015. These measurement periods reinforce cumulative performance over the 2015-2017 time-frame. Performance during each measurement period determines the vesting eligibility for one-third of the award, as follows.

Period	PRSUs Allocated	Measurement Period Dates

1	33.3%	01/01/2015-12/31-2015
2	33.3%	01/01/2015-12/31-2016
3	33.3%	01/01/2015-12/31-2017

To determine vesting eligibility of the PRSUs, PHH's TSR is measured against the component companies of the KBW Mortgage Finance Index (the "Index"). The PRSUs vest only if PHH's TSR is positive and performs at or above the 33rd percentile compared to companies in the Index, with vesting at the following levels:

Level	Percentile	Percent Vesting

Maximum	67th	150%
Target	55th	100%
Threshold	33rd	50%
Below	<33rd	0%

38 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

PHH's TSR in 2015 was negative 35% and ranked 21st out of the 23 companies in the Index. As a result of PHH's negative TSR performance in the first performance period (January 1 through December 31, 2015), the first third of the PRSUs granted have been forfeited.

Vested units are settled in stock or cash, as set forth in the terms of the applicable award, after expiration of the third measurement period, unless the units earned to date vest sooner because of the participant's death or disability, or due to a termination without cause or resignation for good reason within two years after a change in control (as defined in the award). In such circumstances, settlement of vested units is accelerated. Pro-rata accelerated vesting occurs if, prior to the expiration of the third measurement period, the NEO ceases employment due to death or disability. Full accelerated vesting occurs if, within two years after a change in control (as defined in the award), the participant experiences an involuntary separation from service without cause, resigns for good reason or retires. Finally, pro-rata vesting occurs, with settlement at the end of the three-year measurement period, if the participant experiences an involuntary separation from service without cause or retires at or after the age of 65, and in either case such event does not occur within two years after a change in control (as defined in the award). Vested stock units that settle under these circumstances are settled in cash, unless the HC&CC, in its sole discretion, authorizes settlement in stock.

TIME-VESTED RESTRICTED STOCK UNITS

RSUs comprise one-third of the units granted under the award. The award vests in equal thirds over three vesting periods, from the grant date through first, second and third anniversaries of the grant date. Subject to the terms of the award and provided the participant remains in continuous service of the Company through the last day of the final vesting period, the RSUs become vested stock units.

Pro rata vesting of RSUs is permitted if the NEO is terminated without cause or retires after attaining age 65 prior to the expiration of the final vesting period. Under these circumstances, settlement of vested units is not accelerated, but rather the units continue to vest in accordance with the original vesting schedule. Full vesting of RSUs occurs if (i) within two (2) years following a change in control (as defined in the award) an NEO is terminated without cause, resigns for good reason or retires or (ii) the NEO experiences a separation from service due to death or disability. Vested stock units that settle under these circumstances are settled in cash, unless the HC&CC, in its sole discretion, authorizes settlement in stock.

LONG-TERM INCENTIVE AWARDS GRANTED DURING 2015

The chart below shows the LTIP awards granted to our NEOs during 2015.

Executive Officer	2015 Annualized Base Salary, as of 12/31/2015 ($)	Number of RSUs Granted(1) (#)	Number of PRSUs Granted(1) (#)	Total Grant Date Fair Value of 2015 LTIP Grants ($)	LTIP Grant Date Fair Value, as a Percent of Annualized Base Salary

Glen A. Messina	950,000	37,660	75,322	2,320,647	244%

Robert B. Crowl	500,000	8,938	17,877	550,421	110%

William F. Brown	395,000	5,431	10,864	334,478	85%

Kathryn M. Ruggieri	355,000	3,905	7,811	240,489	68%

Leith W. Kaplan	300,000	2,681	5,363	165,115	55%

  (1)
  Awards for all NEOs listed above were granted on February 25, 2015 with the exception of Mr. Messina's awards granted March 1, 2015.
2016 PROXY STATEMENT 39

PROPOSAL 3 — SAY ON PAY VOTE

Results of Performance-Based Long-Term Incentive Awards Vesting in 2015

In 2015, the three-year measurement period closed for certain PRSUs previously granted to our NEOs in February, June and September 2012 and for certain performance-based cash units ("PBCUs") granted to Ms. Ruggieri in September 2012. The PRSU awards required that the average closing price of PHH stock over the 90 days prior to and including the three- year anniversary of the grant be no less than $25.00 in order to vest one-third of PRSUs, and to be no less than $30 for 100% of the PRSUs to vest. With the exception of Mr. Crowl's June 2012 PRSU award, the PRSU awards were forfeited because of the failure to meet the $25.00 stock price threshold. In addition, the PBCU awards granted to Ms. Ruggieri in September 2012 were forfeited for failure to meet certain return on equity performance requirements.

PERFORMANCE AWARDS VESTED DURING 2015

Executive Officer	Date of Grant	Units Granted (#)	Grant Date Fair Value ($)	Stock Price on Date of Grant	90-day Average Stock Price at End of Measurement Period	Stock Price Movement: Grant Date to End of Measurement Period (%)	Units Vested (#)	Units Forfeited (#)

Glen A. Messina	02/19/2012(1)	203,937	931,992	$14.22	$23.99	68.7%	-	203,937
	09/27/2012(1)	73,891	685,708	$20.30	$20.04	-1.3%	-	73,891

Robert B. Crowl	06/06/2012(1)	12,239	69,273	$16.34	$25.34	71.2%	4,079	8,160
	09/27/2012(1)	12,807	118,849	$20.30	$20.04	-1.3%	-	12,807

William F. Brown	09/27/2012(1)	8,875	82,360	$20.30	$20.04	-1.3%	-	8,875

Kathryn M. Ruggieri	09/27/2012(2)	2,151	43,665	n/a	n/a	n/a	-	2,151

Leith W. Kaplan	09/27/2012(1)	2,894	26,856	$20.30	$20.04	-1.3%	-	2,894

  (1)
  Represents PRSUs granted under the 2005 Equity and Incentive Plan, as amended and restated (the "2005 EIP").

  (2)
  Represents PBCUs granted under the 2005 EIP.
40 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

Total Compensation of our Chief Executive Officer

Mr. Messina completed his fourth full year as CEO on January 3, 2016 and has led PHH through the sale of the Fleet business and the transition of the Company to a stand-alone mortgage business at a time when the mortgage industry has been under heightened scrutiny from federal, state and local regulators. Under Mr. Messina's leadership, PHH continues to execute against financial, strategic and operational initiatives, including the commencement in the first quarter of 2016 of an evaluation of strategic alternatives intended to maximize value for shareholders. Based on Mr. Messina's performance, the HC&CC recommended and the Board approved the following actions in connection with Mr. Messina's 2015 compensation:

      •
      In February 2015, the Board adjusted Mr. Messina's LTIP to be delivered 67% in the form of PRSUs which are eligible to vest only if, among other requirements, the Company demonstrates positive TSR. The remaining 33% of the award is in the form of RSUs. The grant date fair market value of these awards reflected a slight decrease from the corresponding value delivered in 2014. The level of the award was informed by a number of variables including market and peer group data, as well as Mr. Messina's 2014 performance in selling the Fleet business and his leadership in ensuring the proper execution of the Company's strategic initiatives in 2015 and beyond.

      •
      In March 2016, the HC&CC reviewed full year 2015 performance and recommended, and the Board approved, an award of 20% of Mr. Messina's 2015 MIP target, as described earlier.

These actions resulted in a 52% decline in Mr. Messina's total direct compensation from 2014. In addition, and not factored into this decline, in 2015 the HC&CC certified that Mr. Messina would forfeit all PRSUs previously awarded on February 19, 2012, which carried a grant date fair value of $931,922, and on September 27, 2012, which carried a grant date fair value of $685,708. The PRSUs were forfeited because PHH did not achieve an average stock price of at least $25.00 for the last 90 days of the 3 year measurement periods as specified in the award agreements, instead having reached levels of $23.99 and $20.04 respectively. While these average prices reflect increases of 111% and 76%, respectively, from PHH's stock price of $11.39 when Mr. Messina assumed the CEO role on January 3, 2012, they nevertheless fell short of the $25.00 threshold requirement. Further detail on forfeited awards for our NEOs can be found in "Results of Performance-Based Long-Term Incentive Awards vesting in 2015" above.

The chart below summarizes the year-over-year impact of the above decisions on Mr. Messina's compensation.

COMPARISON OF ANNUAL TOTAL DIRECT COMPENSATION FOR MR. MESSINA

	2014	2015	% Change

DIRECT COMPENSATION

Annualized Salary as of December 31	$950,000	$950,000	0%
MIP Award Paid	$4,100,000	$285,000	-93%
MIP Target	$1,425,000	$1,425,000	0%
MIP as % of Target	288%	20%	-93%

Total Cash Compensation	$5,050,000	$1,235,000	-76%

LTIP Grant Target Fair Market Value	$2,329,600	$2,320,647	N/A
# of PRSUs granted	122,848(1)	75,322	N/A
# of RSUs granted	40,949(2)	37,660	N/A

Total Direct Compensation	$7,379,600	$3,555,647	-52%

(1)
PRSUs vest based on average stock price in final 90 days of 3 year measurement period from date of grant. No PRSUs vest if price is not at least
$28; 50% vest if price is between $28 and $29.99; 100% vest if price is $30 or greater.

(2)
50% of RSUs vest 24 months from grant date; 50% vest 36 months from grant date.
2016 PROXY STATEMENT 41

PROPOSAL 3 — SAY ON PAY VOTE

Retirement Benefits

All of our NEOs are eligible to participate in the PHH Corporation Employee Savings Plan (the "401(k) Plan") on the same basis as other employees. The 401(k) Plan is a tax-qualified retirement savings plan that provides for employee deferral and employer matching contributions on a pre-tax basis subject to statutory limits. The Company matches four percent of the employee's deferred compensation up to the statutory limit. See "All Other Compensation" for more information regarding matching contributions to the 401(k) Plan made on behalf of each Named Executive Officer.

Mr. Brown is the only NEO that participates in the PHH Corporation Pension Plan, which is a tax-qualified defined benefit pension plan. The PHH Corporation Pension Plan ceased benefit accruals for most participants, including Mr. Brown, as of October 31, 1999. See "Pension Benefits" below for more information regarding benefits available to Mr. Brown under this plan.

Perquisites and Other Compensation

The HC&CC reviews the appropriateness of perquisites each year. During 2015, the only perquisite we provided to our NEOs consisted of financial planning services. The provision of these services is treated as imputed income and is reflected in the "All Other Compensation" table.

Change in Control and Other Severance Arrangements

NEOs are eligible to participate in our Tier I Severance Plan and are required to execute restrictive covenant agreements that include non-competition provisions as a condition of participating in the LTIP and as a condition to receiving severance benefits.

In the event of a reduction in our workforce or the elimination or discontinuation of position, or if employment is terminated by the Company without cause (as defined in the Tier I Severance Plan), and provided a general release agreement is executed, an NEO shall receive:

      •
      bi-weekly salary continuation for either one or two years which runs concurrent with the duration of the restrictive covenant agreements executed as a condition of participation in the LTIP;

      •
      outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and

      •
      a payment equal to the cost of COBRA coverage during the duration of the restrictive covenants.

For all awards issued under the 2014 EIP, unvested equity based awards do not automatically vest, or in the case of stock options, become exercisable, upon the occurrence of a change in control (as defined in the 2014 EIP), unless otherwise provided in an award. See below for additional information regarding payments in the event of a change in control or other termination of employment for each NEO.

Deductibility of Executive Compensation

The HC&CC believes that it is in the best interests of our shareholders to provide tax deductible compensation when consistent with meeting our key strategic and operational goals, and with our pay for performance compensation philosophy. The 2015 MIP permits, but does not require, the granting of awards that are designed to qualify as performance-based compensation for purposes of satisfying the conditions of Internal Revenue Code Section 162(m). Accordingly, where it is deemed appropriate and in our best interests, the HC&CC may approve compensation to executive officers that exceed the limits of deductibility imposed by Section 162(m) and do not result in favorable tax treatment.

The compensation paid to all of our NEOs in 2015 was fully tax deductible under Internal Revenue Code Section 162(m).

42 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE
Compensation Risk Assessment

Our compensation programs are structured so that a considerable amount of the compensation of our executives is tied to our long-term health as a company, which encourages risk oversight. We believe our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests. We also consider risk management in the development of individual performance objectives for executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The HC&CC believes this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

In 2015 we conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. While risk-taking is a necessary part of profitable growth, the HC&CC has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

      •
      Limits on MIP awards.   The HC&CC may exercise discretion in reducing MIP awards based on factors it deems appropriate, including whether an executive has caused unnecessary or excessive risk.

      •
      Use of Long-Term Incentive Compensation.   Equity based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of NEO compensation. This multi-year vesting period encourages our NEOs to focus on sustaining our long-term performance.

      •
      Multi-level Review and Oversight.   We have multi-level review and oversight of our business operations and compensation processes in order to mitigate the possibility of employees receiving rewards for engaging in conduct intended to promote only short-term, unsustainable performance.

We have other compensation risk governance practices in place as well. Our Chief Risk and Compliance Officer is responsible for analyzing the risks our compensation programs may present in light of our operations and processes, including any mitigating factors. The HC&CC considers this input in the design of our compensation programs as they are being developed. Additionally, the HC&CC consults with the Board's Audit Committee and Finance, Compliance & Risk Management Committee, as appropriate, regarding any risks presented by the compensation programs. The Finance, Compliance & Risk Management Committee, consistent with its charter, also coordinates with the HC&CC to review the compensation risk assessment on an annual basis.

Compensation Committee Interlocks and Insider Participation

The HC&CC consists entirely of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code, "non-employee directors" under SEC Rule 16b-3, and "independent" directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the HC&CC are the individuals named as signatories to the Compensation Committee Report set forth above. None of the individuals that served on the HC&CC during 2015 are former officers or employees of the Company.

2016 PROXY STATEMENT 43

PROPOSAL 3 — SAY ON PAY VOTE

Summary Compensation Table

The information below sets forth the compensation awarded to, earned by, or paid to, our "Named Executive Officers" as defined in Item 402 of Regulation S-K. The form and amount of the compensation awarded to, earned by, or paid to, our Named Executive Officers for the year ended December 31, 2015, was determined by the HC&CC.

The amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during a given year computed in accordance with FASB ASC Topic 718 in accordance with SEC rules, as opposed to the amount of value actually realized from equity-based compensation awards during such year by the particular Named Executive Officer. Accordingly, the amounts in the "Total" column do not necessarily reflect the value actually realized from equity based compensation awards by our Named Executive Officers for a given year, which may be substantially greater or less than the amounts included in the "Total" column below. See the "Option Exercises and Stock Vested During 2015" table below for information concerning the amount of value actually realized during 2015 by our Named Executive Officers from equity-based compensation awards.

Executive Officer	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(7)	Total ($)

Glen A. Messina	2015	986,538	-	2,320,647	-	285,000	-		-	3,592,185

President and Chief	2014	930,346	-	2,329,600	-	4,100,000	-		64,865	7,424,811

Executive Officer	2013	857,231	-	2,935,965	1,099,997	990,000	-		17,075	5,900,268

Robert B. Crowl	2015	519,231	-	550,421	-	143,750	-		-	1,213,402

EVP and Chief	2014	490,846	130,000	2,101,713	-	1,732,500	-		53,100	4,508,159

Financial Officer	2013	446,500	-	1,039,063	302,239	348,750	-		15,600	2,152,152

William F. Brown	2015	410,192	-	334,478	-	70,508	-	(5)	20,196	835,374

SVP, General Counsel	2014	385,940	110,000	605,040	-	620,466	39,069		75,459	1,832,974

and Secretary	2013	360,360	-	809,757	180,173	202,703	-	(6)	32,703	1,585,696

Kathryn M. Ruggieri	2015	368,654	-	240,489	-	69,225	-		4,494	682,862

SVP and Chief Human	2014	345,846	316,015	482,599	-	246,015	-		55,188	1,445,663

Resources Officer	2013	331,766	-	763,755	127,993	151,200	-		13,265	1,387,979

Leith W. Kaplan	2015	311,538	-	165,115	-	46,800	-		10,825	534,278

SVP and Chief Risk	2014	272,423	75,915	494,206	-	151,829	-		51,373	1,045,746

and Compliance Officer	2013	249,325	-	438,112	76,489	114,750	-		19,546	898,222

(1)
Discrepancy from 2015 base salaries disclosed in the "Base Salaries" section of the Compensation Discussion and Analysis arises from one extra bi-weekly payment as a result of the 2015 calendar.

(2)
Amounts shown in these columns reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers. See Note 16,
"Stock Based Compensation," in the Notes to Consolidated Financial Statements included in the 2015 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards. No option awards were issued in 2015.

(3)
Amounts shown in this column for 2015 represent awards under the MIP. See "Compensation Discussion & Analysis—2015 Management Incentive Plan (MIP)" for more information.

(4)
Amounts shown in this column for 2015 reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan. Benefit accruals under the PHH Corporation Pension Plan ceased for most participants, including Mr. Brown, as of October 31, 1999. See "Pension Benefits" for additional information regarding the benefits accrued for Mr. Brown and see Note 11, "Pension and Other Post-Employment Benefits" in the Notes to Consolidated Financial
Statements included in the 2015 Annual Report for more information regarding the calculation of our pension costs.

(5)
The actuarial present value of accumulated benefits under the PHH Corporation Pension Plan as of December 31, 2015 for Mr. Brown reflected a decrease of $3,473, as compared to the actuarial present value of accumulated benefits as of December 31, 2014.

(6)
The actuarial present value of accumulated benefits under the PHH Corporation Pension Plan as of December 31, 2013 for Mr. Brown reflected a decrease of $13,802, as compared to the actuarial present value of accumulated benefits as of December 31, 2012.

(7)
Amounts shown in this column for 2015 are set forth in the supplemental "All Other Compensation" table below.
44 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

All Other Compensation

The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table.

Executive Officer	401(k) Matching Contributions(1)	Financial Planning Services(2)	Other(3)	Total

Glen A. Messina	-	-	-	$0

Robert B. Crowl	-	-	-	$0

William F. Brown	$10,331	$9,365	$500	$20,196

Kathryn M. Ruggieri	$4,369	-	$125	$4,494

Leith W. Kaplan	$10,600	-	$225	$10,825

(1)
Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service, matching contributions are available to all of our employees. PHH will match employee contributions dollar-for-dollar up to the lesser of the first four percent of eligible compensation and the statutory limit of $10,600.

(2)
Reflects the value of financial planning services utilized by Mr. Brown.

(3)
Reflects awards for achieving length of service milestones. Award values are the same for employees at all levels based on length of service.

Grants of Plan Based Awards During 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Shares or	All other Option Awards: Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)

Glen A. Messina	03/01/2015	-	-	-	37,661	75,322	112,983	-	-	-	1,406,262

	03/01/2015	-	-	-	-	-	-	37,660	-	-	914,385

	03/25/2015	0	1,425,000	4,275,000	-	-	-	-	-	-	-

Robert B. Crowl	02/25/2015	-	-	-	8,939	17,877	26,816	-	-	-	333,764

	02/25/2015	-	-	-	-	-	-	8,938	-	-	216,657

	03/25/2015	0	625,000	1,875,000	-	-	-	-	-	-	-

William F. Brown	02/25/2015	-	-	-	5,432	10,864	16,296	-	-	-	202,831

	02/25/2015	-	-	-	-	-	-	5,431	-	-	131,647

	03/25/2015	0	335,750	1,007,250	-	-	-	-	-	-	-

Kathryn M. Ruggieri	02/25/2015	-	-	-	3,906	7,811	11,717	-	-	-	145,831

	02/25/2015	-	-	-	-	-	-	3,905	-	-	94,657

	03/25/2015	0	266,250	798,750	-	-	-	-	-	-	-

Leith W. Kaplan	02/25/2015	-	-	-	2,682	5,363	8,045	-	-	-	100,127

	02/25/2015	-	-	-	-	-	-	2,681	-	-	64,987

	03/25/2015	0	180,000	540,000	-	-	-	-	-	-	-

(1)
Represents awards under the 2015 MIP.

(2)
Represents PRSUs granted under the 2014 EIP, which are subject to continued employment and certain other conditions. See "Compensation Discussion and Analysis—Long-Term Incentive Awards Granted During 2015" for a detailed description of these PRSUs.

(3)
Represents RSUs granted under the 2014 EIP which are subject to continued employment and certain other conditions. See "Compensation Discussion and Analysis—Long-Term Incentive Awards Granted During 2015" for a detailed description of these RSUs.
2016 PROXY STATEMENT 45

PROPOSAL 3 — SAY ON PAY VOTE

Outstanding Equity Awards at Fiscal Year-End 2015

The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2015. Equity awards granted prior to May 22, 2014 were granted under the 2005 EIP and awards granted thereafter were granted under the 2014 EIP.

	OPTION AWARDS							STOCK AWARDS

Executive Officer	Number of Securities Underlying Exercised Options - Exercisable (#)		Number of Securities Underlying Exercised Options - Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Glen A. Messina	400,000	(2)				14.22	02/19/2022			-			-

	145,772	(3)				20.30	09/27/2022			-			-

			97,604	(4)		21.96	03/29/2023			-			-

								32,162	(5)	521,024			-

								40,949	(6)	663,374			-

								37,660	(7)	610,092			-

										-	16,530	(8)	267,786

										-	40,201.5	(9)	651,264

										-	61,424	(10)	995,069

										-	25,107	(11)	406,733

Robert B. Crowl	24,213	(12)				16.34	06/06/2022			-			-

	25,267	(3)				20.30	09/27/2022			-			-

			26,818	(4)		21.96	03/29/2023			-			-

								12,222	(13)	197,996			-

								69,532	(14)	1,126,418			-

								8,938	(15)	144,796			-

										-	4,541	(8)	73,564

										-	15,276.75	(16)	247,483

										-	5,959	(11)	96.536

William F. Brown	17,216	(17)				20.00				-			-

	17,510	(3)				20.30				-			-

			15,987	(4)		21.96				-			-

								18,525	(13)	300,105			-

								20,017	(14)	324,275			-

								5,431	(15)	87,982			-

										-	2,707	(8)	43,853

										-	3,621	(11)	58,660

Kathryn M. Ruggieri			11,357	(4)		21.96	03/29/2023			-			-

								18,011	(13)	291,778			-

								15,966	(14)	258,649			-

								3,905	(15)	63,261			-

										-	1,923	(8)	31,153

										-	2,604	(11)	42,185

46 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

	OPTION AWARDS							STOCK AWARDS

Executive Officer	Number of Securities Underlying Exercised Options - Exercisable (#)		Number of Securities Underlying Exercised Options - Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Leith W. Kaplan	5,710	(3)				20.30	09/27/2022			-			-

			6,787	(4)		21.96	03/29/2023			-			-

								10,292	(13)	166,730			-

								16,350	(14)	264,870			-

								2,681	(15)	43,432			-

										-	1,149	(8)	18,614

										-	1,788	(11)	28,966

(1)
Calculated using the closing price of PHH common stock on December 31, 2015 ($16.20 per share).

(2)
Represents non-qualified stock options to purchase PHH common stock ("NQSOs") award granted to Mr. Messina on February 19, 2012 as part of his promotional compensation package associated with becoming CEO. This award vested on February 19, 2015, at which time these options became fully exercisable.

(3)
Represents NQSOs granted on September 27, 2012 which are subject to continued employment and other plan provisions. This award vested on September 27, 2015, at which time these options became fully exercisable.

(4)
Represents NQSOs granted on March 29, 2013 which are subject to continued employment and other plan provisions. This award vested on March 29, 2016, at which time these options became fully exercisable.

(5)
Represents remaining 60% of RSUs granted to Mr. Messina on November 27, 2013 which are subject to continued employment and other plan provisions, and which vest 36 months from the date of grant.

(6)
Represents awards of RSUs granted on October 23, 2014 which are subject to continued employment and other plan provisions. The RSUs vest 50% on the second anniversary of the grant, and 50% on the third anniversary of the grant.

(7)
Represents RSUs granted to Mr. Messina on March 1, 2015 which are subject to continued employment and other plan provisions as described further in the "Grants of Plan Based Awards During 2015". The RSUs vest in equal thirds on the first, second and third anniversaries of the grant.

(8)
Represents PRSUs granted on March 29, 2013. Because the average closing fair market value of PHH common stock in the final 90 calendar days of the target measurement period was less than $25.00, these PRSUs were forfeited in their entirety.

(9)
Represents units payable in cash that originated from PRSUs granted to Mr. Messina on November 27, 2013. Subject to continued employment and terms of the award, Mr. Messina is eligible to receive cash payments equal to 75% of the target number of original PRSUs granted based on our trading price on November 10, 2016.

(10)
Represents PRSUs granted to Mr. Messina on October 23, 2014 which are subject to continued employment and other plan provisions and will settle on October 23, 2017. PRSUs vest based on average stock price in final 90 days of three year measurement period from date of grant. 0% vest if price is not at least $28; 50% vest if price is between $28 and $29.99; and 100% vest if price is $30 or greater.

(11)
Represents PRSUs granted to Mr. Messina on March 1, 2015 and to all other NEOs on February 25, 2015 which are subject to continued employment and other plan provisions as described further in the "Grants of Plan Based Awards During 2015" and which will vest on December 31, 2017. Performance during first measurement period resulted in forfeiture of one-third of units.

(12)
Represents NQSOs granted to Mr. Crowl on June 6, 2012 which is subject to continued employment and other plan provisions. This award vested on June 6, 2015, at which time these options became fully exercisable.

(13)
Represents remaining 60% of RSUs granted November 21, 2013 which are subject to continued employment and other plan provisions, and which vest 36 months from the date of grant.

(14)
Represents remaining 75% of awards of RSUs granted September 23, 2014 which are subject to continued employment and other plan provisions. The RSUs vest 35% on the second anniversary of the grant and 40% on the third anniversary of the grant.

(15)
Represents RSUs granted February 25, 2015 which are subject to continued employment and other plan provisions as described further in the "Grants of Plan Based Awards During 2015". The RSUs vest in equal thirds on the first, second and third anniversaries of the grant.

(16)
Represents units payable in cash that originated from PRSUs granted to Mr. Crowl on November 21, 2013. Per the terms of the PRSUs, the sale of the Fleet business resulted in the closure of the performance period for this award. The HC&CC reviewed performance against the performance dimensions and determined that these PRSUs earned 75% of their target value. As a result, and subject to continued employment and terms of the award, Mr. Crowl is eligible to receive cash payments equal to 75% of the original target number of PRSUs granted based on our trading price on November 10, 2016.

(17)
Represents stock options granted to Mr. Brown on November 14, 2011 which vested on December 31, 2013. The stock option awards are fully exercisable as of December 31, 2014.
2016 PROXY STATEMENT 47

PROPOSAL 3 — SAY ON PAY VOTE

Option Exercises and Stock Vested During 2015

The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2015.

	OPTION AWARDS		STOCK AWARDS
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Glen A. Messina	-	-	21,440	(2)	588,957

Robert B. Crowl	-	-	35,403	(3),(4),(5)	685,852

William F. Brown	19,320	205,043(1)	19,022	(3),(5)	441,210

Kathryn M. Ruggieri	-	-	17,328	(3),(5)	411,260

Leith W. Kaplan	-	-	12,311	(3),(5)	271,560

(1)
Represents value realized on exercising 19,320 NQSOs granted to Mr. Brown on March 25, 2009 with an exercise price of $16.55. Mr. Brown executed this transaction on May 18, 2015 using a cashless hold exercise.

(2)
Represents May 27, 2015 vesting of 40% of RSUs granted to Mr. Messina on November 27, 2013 under the 2005 EIP.

(3)
Includes May 21, 2015 vesting of 40% of RSUs granted November 21, 2013 under the 2005 EIP.

(4)
Includes June 6, 2015 performance payout of PRSUs granted to Mr. Crowl on June 6, 2012 under the 2005 EIP. Specifically, Mr. Crowl earned 4,079 shares, 33% of target value, after grant met threshold performance level.

(5)
Includes September 23, 2015 vesting of 25% of RSUs granted September 23, 2014 under the 2014 EIP.
Pension Benefits

The following table sets forth information relating to the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.) in 2005. The PHH Corporation Pension Plan has been frozen for all participants, and no further benefits are accruing under such plan. The only NEO eligible for pension benefits under the PHH Corporation Pension Plan is Mr. Brown. The PHH Corporation Pension Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.). Messrs. Messina, Crowl and Kaplan and Ms. Ruggieri were not participants in the predecessor plan and are thus not participants in the PHH Corporation Pension Plan.

Executive Officer	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

William F. Brown	14.9	$248,062	$0

(1)
The number of years of credited service shown in this column is calculated based on the actual years of service through October 31, 1999.

(2)
The valuation included in this column is calculated as of December 31, 2015 as described in Note 11, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2015 Annual Report.
48 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

Potential Payments Upon Termination of Employment or Change in Control

The following table sets forth the estimated payments and benefits payable to the NEOs pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2015, and that provided for payments and benefits following, or in connection with, a termination of the NEO's employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, death, disability, or a change in control with or without a termination of the NEO's employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2015, as required by SEC rules. For purposes of calculating the value of any equity based awards in accordance with the SEC rules, we used the closing price of our common stock on December 31, 2015 of $16.20 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

Name and Description of Potential Payments	Voluntary Termination without Good Reason ($)	Involuntary Termination Not for Cause ($)	Involuntary Termination for Cause ($)	Change in Control without Termination ($)	Change in Control with Termination ($)	Death ($)	Disability ($)

Glen A. Messina
Severance (base salary)	-	1,900,000	-	-	1,900,000	-	-

Severance (MIP)	-	-	-	285,000	285,000	-	-

Discretionary Severance*	-	1,425,000	-	-	-	1,425,000	1,425,000

Acceleration of Stock Awards	-	1,834,689	-	-	2,445,755	4,435,892	4,435,892

Acceleration of Option Awards	-	-	-	-	-	-	-

Retirement Plans	-	-	-	-	-	-	-

Outplacement	-	17,000	-	-	17,000	-	-

Health Insurance Premiums	-	47,899	-	-	47,899	-	-

TOTAL	-	5,224,588	-	285,000	4,695,654	5,860,892	5,860,892

Robert B. Crowl
Severance (base salary)	-	500,000	-	-	500,000	-	-

Severance (MIP)	-	-	-	143,750	143,750	-	-

Discretionary Severance*	-	625,000	-	-	-	625,000	625,000

Acceleration of Stock Awards	-	963,867	-	-	1,716,694	1,716,694	1,716,694

Acceleration of Option Awards	-	-	-	-	-	-	-

Retirement Plans	-	-	-	-	-	-	-

Outplacement	-	17,000	-	-	17,000	-	-

Health Insurance Premiums	-	22,465	-	-	22,465	-	-

TOTAL	-	2,128,332	-	143,750	2,399,909	2,341,694	2,341,694

William F. Brown
Severance (base salary)	-	395,000	-	-	395,000	-	-

Severance (MIP)	-	-	-	70,508	70,508	-	-

Discretionary Severance*	-	335,750	-	-	-	335,750	335,750

Acceleration of Stock Awards	-	462,423	-	-	712,363	712,363	712,363

Acceleration of Option Awards	-	-	-	-	-	-	-

Retirement Plans	-	-	-	-	-	-	-

Outplacement	-	17,000	-	-	17,000	-	-

Health Insurance Premiums	-	22,147	-	-	22,147	-	-

TOTAL	-	1,232,320	-	70,508	1,217,018	1,048,113	1,048,113

2016 PROXY STATEMENT 49

PROPOSAL 3 — SAY ON PAY VOTE

Name and Description of Potential Payments	Voluntary Termination without Good Reason ($)	Involuntary Termination Not for Cause ($)	Involuntary Termination for Cause ($)	Change in Control without Termination ($)	Change in Control with Termination ($)	Death ($)	Disability ($)

Kathryn M. Ruggieri
Severance (base salary)	-	355,000	-	-	355,000	-	-

Severance (MIP)	-	-	-	69,225	69,225	-	-

Discretionary Severance*	-	266,250	-	-	-	266,250	266,250

Acceleration of Stock Awards	-	419,292	-	-	613,688	613,688	613,688

Acceleration of Option Awards	-	-	-	-	-	-	-

Retirement Plans	-	-	-	-	-	-	-

Outplacement	-	17,000	-	-	17,000	-	-

Health Insurance Premiums	-	6,587	-	-	6,587	-	-

TOTAL	-	1,064,129	-	69,225	1,061,500	879,938	879,938

Leith W. Kaplan
Severance (base salary)	-	300,000	-	-	300,000	-	-

Severance (MIP)	-	-	-	46,800	46,800	-	-

Discretionary Severance*	-	180,000	-	-	-	180,000	180,000

Acceleration of Stock Awards	-	291,278	-	-	475,033	475,033	475,033

Acceleration of Option Awards	-	-	-	-	-	-	-

Retirement Plans	-	-	-	-	-	-	-

Outplacement	-	17,000	-	-	17,000	-	-

Health Insurance Premiums	-	22,933	-	-	22,933	-	-

TOTAL	-	811,211	-	46,800	861,766	655,033	655,033

  *
  "Discretionary Severance" reflects the HC&CC's ability to exercise judgment to waive the requirement that an NEO be employed on the date the HC&CC certifies performance under the MIP in order to receive a MIP payment. In determining whether to grant any such waiver, the HC&CC would consider a number of variables, including the NEO's performance and role in meeting business requirements. Thus, while for illustrative purposes, the above table includes Discretionary Severance in an amount equal to each NEO's 2105 MIP target, no NEO is entitled to Discretionary Severance in any circumstance and would only receive Discretionary Severance if the HC&CC, in its sole discretion, elected to grant the above-described waiver.

The amounts shown in the above table include estimates of what would be paid to the applicable NEOs upon the occurrence of the specified event. The actual amounts to be paid to the applicable NEOs can only be determined at the time of such event. The table does not include payments of life or disability insurance payable upon the death or disability of the NEOs, as these benefits are available to all employees on the same basis. It is also important to note that all long-term incentive awards granted in November 2013 and thereafter do not automatically result in the settlement of the award and instead include double-trigger requirements in the event of a change in control such that an NEO will only receive accelerated payouts if terminated without cause or upon voluntary resignation for good reason following a change in control.

50 2016 PROXY STATEMENT

PROPOSAL 3 — SAY ON PAY VOTE

POTENTIAL PAYMENTS AND BENEFITS

      •
      Severance.  We provide post termination payments of salary, or severance, to our NEOs under the Tier I Severance Plan in the event of a reduction in our workforce, the elimination or discontinuation of their position, or if employment is terminated by Company without cause. Severance benefits under the Tier I Severance Plan include: salary continuation for either one or two years which runs concurrent with the duration of the non-compete and/or non-solicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the LTIP; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and payment of an amount equal to the cost of COBRA coverage during the duration of the restricted covenants.

      •
      Accelerated Vesting of Stock Awards.  All stock award grants made on or after November 2013 contain double trigger features so awards do not result in automatic vesting upon a change in control. All of the stock awards made to our NEOs have been granted under either the 2005 EIP or 2014 EIP and are subject to the vesting and other terms and conditions as set forth in award agreements and the 2005 EIP and 2014 EIP. In the event of a Change in Control, (as expressly defined in the applicable award agreements but if silent, in the 2005 EIP or 2014 EIP), any stock option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSUs and other equity based awards lapse and such equity based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity based awards are deemed to be fully achieved.

      The amounts in the above table are calculated using the closing price of our common stock on December 31, 2015, and the number of stock options and RSUs used to calculate the amounts in the table are those unexercisable stock options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to SEC rules.

      •
      Retirement Plans.  Mr. Brown is a participant in the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.) in 2005. The PHH Corporation Pension Plan has been frozen for all participants and no further benefits are accruing under such plan. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. See the "Pension Benefits" section above for more information.
2016 PROXY STATEMENT 51

OTHER INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity compensation plans approved by security holders(1)	1,938,163	$17.79	6,729,492

Equity compensation plans not approved by security holders	—	—	—

TOTAL	1,938,163 (2)	$17.79 (3)	6,729,492 (4)

(1)
Equity compensation plans approved by stockholders include the 2014 EIP as approved by our stockholders on May 22, 2014. See also, Note 17, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements included in the 2014 Annual Report for more information.

(2)
Includes 860,287 RSUs and 1,077,876 stock options.

(3)
Because there is no exercise price associated with RSUs, RSUs described in Footnote 2 above are not included in the weighted average exercise price calculation.

(4)
The Equity Compensation Plan Information in the Notice of 2015 Annual Meeting, Proxy Statement and 2014 Annual Report included 148,023 unvested PRSUs and 284,370 unvested RSUs which were originally to be paid in PHH common stock, but as a result of the sale of Fleet business, will be settled in cash pursuant to the terms of the applicable awards. These awards have been reclassified from column (a) to column (c) of this table.
52 2016 PROXY STATEMENT

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our Named Executive Officers, by each of our current directors and director nominees and by our current directors and director nominees and our NEOs as a group. As of March 31, 2016, there were 53,517,260 shares of our common stock issued and outstanding. See also "Director Compensation" above for additional information concerning the holdings of vested RSUs by our non-employee directors.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class

PRINCIPAL STOCKHOLDERS

T. Rowe Price Associates, Inc.(2)	5,789,767	10.82%
100 E. Pratt Street, Baltimore, MD 21202

Pacific Investment Management Company LLC(3)	5,598,554	10.46%
650 Newport Center Drive, Newport Beach, CA 92660

Hotchkis and Wiley Capital Management, LLC(4)	5,464,143	10.21%
725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017

Glenview Capital Management, LLC(5)	5,283,961	9.87%
767 Fifth Avenue, 44th Floor, New York, NY 10153

Dimensional Fund Advisors LP(6)	3,859,562	7.21%
Building One, 6300 Bee Cave Road, Austin, TX 78746

The Vanguard Group(7)	3,848,960	7.19%
100 Vanguard Blvd, Malvern, PA 19355

DIRECTORS AND CURRENT NAMED EXECUTIVE OFFICERS

Glen A. Messina(8)	702,467	1.30%

Robert B. Crowl(9)	99,151	*

William F. Brown(10)	104,073	*

Kathryn M. Ruggieri(11)	15,635	*

Leith W. Kaplan(12)	17,644	*

Jane D. Carlin(13)(21)	16,103	*

James O. Egan(14)(21)	48,693	*

Thomas P. Gibbons(15)(21)	22,096	*

Allan Z. Loren(16)(21)	30,617	*

Gregory J. Parseghian(17)	26,250	*

Charles P. Pizzi(18)(21)	18,772	*

Deborah M. Reif(19)(21)	31,182	*

Carroll R. Wetzel, Jr.(20)(21)	31,071	*

All Directors and Executive Officers as a Group (13 persons)	1,163,754	2.14%

*	Represents less than one percent.
(1)
Based upon information furnished to us by the respective stockholders or contained in filings made by the respective stockholders with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under SEC rules. Shares of our common stock beneficially owned by our executive officers and non employee directors include direct and indirect ownership of shares issued and outstanding of April 15, 2016, and shares as to which any such person has a right to acquire within 60 days of such date. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.
(2)
Based solely on a Schedule 13G/A filed with the SEC on March 10, 2016, T. Rowe Price Associates, Inc. and certain of its affiliates ("T. Rowe Price") reported aggregate beneficial ownership of 5,789,767 shares of our common stock, representing approximately 10.82% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. T. Rowe Price reported that it possessed sole voting power over 5,770,300 shares and sole dispositive power over 5,789,767 shares. T. Rowe Price also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
2016 PROXY STATEMENT 53

OTHER INFORMATION

(3)	Based solely on a Schedule 13G filed with the SEC on February 16, 2016, Pacific Investment Management Company LLC ("PIMCO") reported aggregate beneficial ownership of 5,598,554 shares of our common stock, representing approximately 10.46% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. PIMCO reported that it possessed sole voting power over 5,598,554 shares and sole dispositive power over 5,598,554 shares. PIMCO also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(4)
Based solely on a Schedule 13G/A filed with the SEC on March 10, 2016, Hotchkis and Wiley Capital Management, LLC and certain of its affiliates ("Hotchkis") reported aggregate beneficial ownership of 5,464,143 shares of our common stock, representing approximately 10.21% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 5,059,043 shares and sole dispositive power over 5,464,143 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(5)
Based solely on a Schedule 13G/A filed with the SEC on February 16, 2016, Glenview Capital Management, LLC and certain of its affiliates ("Glenview") reported aggregate beneficial ownership of 5,283,961 shares of our common stock, representing approximately 9.87% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Glenview reported that it possessed shared voting power over 5,283,961 shares and shared dispositive power over 5,283,961 shares. Glenview also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.
(6)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP ("DFA") reported aggregate beneficial ownership of 3,859,562 shares of our common stock, representing approximately 7.21% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 3,719,121 shares and sole dispositive power over 3,859,562 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(7)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2016, The Vanguard Group reported aggregate beneficial ownership of 3,848,960 shares of our common stock, representing approximately 7.19% of our common stock outstanding as of March 31, 2016, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vanguard Group reported that it possessed sole voting power over 62,323 shares and sole dispositive power over 3,785,837 shares. The Vanguard Group also reported that it possessed shared voting power over 3,800 shares and shared dispositive power over 63,123 shares.
(8)	Represents 59,091 shares of our common stock held directly by Mr. Messina and 643,376 shares of our common stock underlying stock options that are currently exercisable.
(9)	Represents 22,853 shares of our common stock held directly by Mr. Crowl and 76,298 shares of our common stock underlying stock options that are currently exercisable.
(10)	Represents 53,360 shares of our common stock held directly by Mr. Brown and 50,713 shares of our common stock underlying stock options that are currently exercisable.
(11)	Represents 4,278 shares of our common stock held directly by Ms. Ruggieri and 11,357 shares underlying stock options that are currently exercisable.
(12)	Represents 5,147 shares of our common stock held directly by Mr. Kaplan and 12,497 shares of our common stock underlying stock options that are currently exercisable.
(13)
Represents 8,508 shares of our common stock directly held by Ms. Carlin. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(14)
Represents 38,508 shares of our common stock directly held by Mr. Egan. Also includes 8,541 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,644 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(15)
Represents 14,501 shares of our common stock directly held by Mr. Gibbons. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(16)
Represents 23,022 shares of our common stock directly held by Mr. Loren. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(17)	Represents 25,024 shares of our common stock directly held by Mr. Parseghian. Also includes 1,226 shares of common stock vesting within 60 days of April 15, 2016.
(18)
Represents 11,177 shares of our common stock directly held by Mr. Pizzi. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(19)
Represents 23,587 shares of our common stock directly held by Ms. Reif. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(20)
Represents 23,476 shares of our common stock directly held by Mr. Wetzel. Also includes 6,369 shares of our common stock underlying fully vested RSUs held as of April 15, 2016 and 1,226 shares of common stock underlying RSUs vesting within 60 days of April 15, 2016. See Footnote 21 below for further information.
(21)
As referenced in "Director Compensation" above, all directors other than Mr. Parseghian elect to receive the equity portion of their Board retainer in RSUs, which RSUs immediately vest and settle in shares of common stock upon the termination of service from the Board. These RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying the RSUs prior to the date of their termination of service on the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2015.

54 2016 PROXY STATEMENT

OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

We provide stockholders with the opportunity, under certain circumstances and consistent with our By-Laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2017 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 29, 2016. Additionally, if our 2016 Annual Meeting of Stockholders is held on June 9, 2016, as expected, any stockholder proposal or director nomination for our 2017 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on Thursday, February 9, 2017, or after the close of business on Friday, March 10, 2017. An untimely proposal may not be brought before or considered at our 2017 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our By-Laws. For more information regarding our procedures for director nominations as set forth in our By-Laws, please refer to "Corporate Governance—Nomination Process and Qualifications for Director Nominees."

All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

2016 PROXY STATEMENT 55

OTHER INFORMATION

OTHER BUSINESS

As of April 28, 2016, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary
56 2016 PROXY STATEMENT

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E06199-P76120 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PHH CORPORATION The Board of Directors recommends that you vote FOR the following: For Withhold For All All All Except ! ! ! 1. To elect seven directors, each to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Nominees: 01) 02) 03) 04) Jane D. Carlin 05) Charles P. Pizzi James O. Egan 06) Deborah M. Reif Thomas P. Gibbons 07) Carroll R. Wetzel, Jr. Glen A. Messina The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. To approve an advisory resolution approving the compensation of our named executive officers. 3. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2016 Annual Meeting, Proxy Statement and 2015 Annual Report are available at www.proxyvote.com. E06200-P76120 PHH CORPORATION 2016 Annual Meeting of Stockholders June 9, 2016, 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2016 Annual Meeting, Proxy Statement and 2015 Annual Report for the 2016 Annual Meeting to be held on June 9, 2016, starting at 10:00 a.m., Eastern Daylight Time at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina and William F. Brown, and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2016 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2016 Annual Meeting and any adjournments or postponements thereof, all in accordance with, and as described in the accompanying Notice of 2016 Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed and dated proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time on June 8, 2016, the proxies shall not vote such shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side